UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  )
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Emmis Communications Corporation

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[Emmis Logo]
November 10, 2010
Dear Shareholder:
The directors and officers of Emmis Communications Corporation join me in inviting you to attend the annual meeting of our shareholders on Friday, December 17, 2010, at 11:00 a.m. local time, at our headquarters, One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana. The formal notice of this annual meeting and the proxy statement appear on the following pages and are accompanied by a copy of our Form 10-K for the fiscal year ended February 28, 2010. After reading the proxy statement and other materials, please mark, sign and return the enclosed proxy card(s) to ensure that your votes on the business matters of the meeting will be recorded.
We hope that you will attend this meeting. Whether or not you attend, we urge you to return your proxy promptly in the postage-paid envelope provided. After returning the proxy, you may, of course, vote in person on all matters brought before the meeting.
We look forward to seeing you on Friday, December 17, 2010.

Sincerely,

Jeffrey H. Smulyan
Chief Executive Officer, President
and Chairman of the Board

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EMMIS COMMUNICATIONS CORPORATION
INDIANAPOLIS, INDIANA
NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
The annual meeting of the shareholders of Emmis Communications Corporation will be held on Friday, December 17, 2010, at 11:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.
Holders of common stock will be asked to consider and vote on the following matters:
(1)	election of two directors to Emmis’ board of directors for terms of three years;
(2)	approval of the 2010 Equity Compensation Plan, as set forth in Exhibit A to the accompanying proxy statement;
(3)	ratification of the selection of Ernst & Young LLP as Emmis’ independent registered public accountants for the fiscal year ending February 28, 2011; and
(4)	transaction of any other business that may properly come before the meeting and any adjournments or postponements of the meeting.
We describe each of these proposals in more detail in the accompanying proxy statement, which you should read in its entirety before voting.
Only shareholders of record at the close of business on October 27, 2010 are entitled to notice of and to vote at this meeting and any adjournments or postponements of this meeting. The proxy statement and proxy card(s) are enclosed.

By order of the Board of Directors,

J. Scott Enright Secretary
Indianapolis, Indiana
November 10, 2010

Exhibit A: Emmis Communications Corporation 2010 Equity Compensation Plan

EMMIS COMMUNICATIONS CORPORATION
ONE EMMIS PLAZA
40 MONUMENT CIRCLE
INDIANAPOLIS, INDIANA 46204
PROXY STATEMENT
In this proxy statement, Emmis Communications Corporation is referred to as “we,” “us,” “our,” “our company” or “Emmis.”
QUESTIONS AND ANSWERS ABOUT THIS ANNUAL MEETING
Q: Why did I receive this proxy statement?
As an Emmis shareholder, you received this proxy statement because our board of directors is soliciting your proxy to vote at the annual meeting of shareholders. The annual meeting will be held on Friday, December 17, 2010, at 11:00 a.m., local time, at One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.
This proxy statement summarizes the information you need to know to vote on an informed basis at the annual meeting; however, you do not need to attend the annual meeting to vote your shares. See “How do I vote?” We expect to begin sending this proxy statement, the attached notice of annual meeting and the enclosed proxy card(s) on November 10, 2010, to all shareholders entitled to vote.
Q: What am I voting on?
You are being asked to consider and vote on the following:
•	election of two directors to our board of directors for terms of three years;
•	approval of the 2010 Equity Compensation Plan, as set forth in Exhibit A to this accompanying proxy statement; and
•	ratification of the selection of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending February 28, 2011.
Q: Who is entitled to vote?
Holders of outstanding Class A common stock and holders of outstanding Class B common stock as of the close of business on October 27, 2010, the record date, are entitled to vote at the annual meeting. As of October 11, 2010, 32,913,373 shares of Class A common stock and 4,930,680 shares of Class B common stock were issued and outstanding. As of October 11, 2010, there were no shares of Class C common stock issued or outstanding.
Q: How do I vote?
You may attend the meeting and vote in person, or you may vote by proxy. To vote by proxy, sign and date each proxy card you receive and return it in the prepaid envelope. If you return your signed proxy card but do not indicate your voting preferences, we will vote on your behalf FOR each of the nominees and FOR approval of the Equity Compensation Plan and the ratification of Ernst & Young LLP as our independent registered public accountants. If you mark “abstain” on your proxy card, your shares will be counted as present for purposes of determining the presence of a quorum. You have the right to revoke your proxy at any time before the meeting by either notifying our corporate secretary or returning a later-dated proxy. You may also revoke your proxy by voting in person at the annual meeting.
If you hold your shares through a broker, you should contact your broker to determine the procedure by which you can vote on these proposals. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the meeting.

Q: What does it mean if I get more than one proxy card?
If you receive more than one proxy card, it means you hold shares registered in more than one account. Sign and return ALL proxy cards to ensure that all your shares are voted.
Q: What are the voting rights of the common stock and the preferred stock?
Each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to ten votes. Generally, the holders of Class A and Class B common stock vote together as a single group. However, the two classes vote separately in connection with the election of certain directors, certain “going private” transactions and other matters as provided by law.
At this annual meeting, the Class A and Class B common stock will vote together on the election of two directors, the approval of the Equity Compensation Plan and the ratification of Ernst & Young LLP as our independent registered public accountants.
Q: Who will count the vote?
Representatives of Broadridge Financial Solutions, Inc. will count the votes.
Q: What constitutes a quorum?
A majority of the combined voting power of the outstanding Class A and Class B common stock entitled to vote at the meeting constitutes a quorum for the annual meeting (i.e., counting one vote for each share of outstanding Class A common stock and ten votes for each share of outstanding Class B common stock, present in person or represented by proxy).
Q: How many votes are needed for approval of each proposal?
Directors will be elected by a plurality of the votes cast by the holders of existing common stock entitled to vote in the election who are present, in person or by proxy, at the meeting. Consequently, the director nominees receiving the most votes of the holders of Class A and Class B common stock, voting together, will be elected to fill two director positions. Only votes cast FOR a nominee will be counted. The accompanying proxy card will be voted FOR all nominees listed on the proxy unless the proxy contains instructions to the contrary. There are instructions on the accompanying proxy card on how to withhold authority to vote for one or more of the nominees; the result will be those nominees will receive fewer votes.
The approval of the Equity Compensation Plan and the ratification of Ernst & Young LLP as our independent registered public accountants for the fiscal year ending February 28, 2011 requires that the number of votes cast in favor of those proposals by holders of our outstanding Class A common stock and Class B common stock, voting together, exceed the number of votes cast against the proposals by such holders of our outstanding Class A common stock and Class B common stock.
Proxies submitted by brokers that do not indicate a vote for some of the proposals because the holders do not have discretionary voting authority and have not received instructions from the beneficial owners on how to vote on those proposals are called “broker non-votes.” Abstentions and broker non-votes will not affect the voting on the proposals.
Q: What percentage of stock does our largest individual shareholder own? How does he intend to vote? What about all executive officers and directors?
Jeffrey H. Smulyan, the Chairman, Chief Executive Officer and President, is our largest single shareholder, beneficially owning less than 1.0% of our Class A common stock and 100% of our Class B common stock as of October 11, 2010. Mr. Smulyan has informed us that he intends to vote for each of the nominees for director (with respect to his Class B common stock) and in favor of the proposals regarding the approval of the 2010 Equity Compensation Plan and the ratification of the selection of Ernst & Young LLP. If he does so, the election of Mr. Smulyan and Mr. Nathanson, the proposal for approval of the Equity Compensation Plan and the proposal for ratification of the selection of Ernst & Young LLP are expected to be approved because Mr. Smulyan controls approximately 60.0% of the combined voting power of our outstanding common stock (not including the potential voting power of unexercised options).

All directors and executive officers together own outstanding Class A common stock and Class B common stock representing approximately 61.9% of the combined voting power of our outstanding common stock (not including the potential voting power of unexercised options).
Q: Does Emmis offer an opportunity to receive future proxy materials electronically?
Yes. If you are a shareholder of record, you may, if you wish, receive future proxy statements and annual reports online. If you elect this feature, you will receive either a proxy card or an e-mail message notifying you when the materials are available, along with a web address for viewing the materials. You may sign up for electronic delivery by marking and signing the appropriate spaces on your proxy card or by contacting our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703. If you received these materials electronically, you do not need to do anything to continue receiving materials electronically in the future.
If you hold your shares in a brokerage account, you may also have the opportunity to receive proxy materials electronically. Please follow the instructions of your broker.
Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting
If you are an Emmis employee or a shareholder who has previously consented to electronic delivery of shareholder communications, or you would like to view this proxy statement and our annual report online, they are available at the “Investors” section of our website (www.emmis.com).
Q: What are the benefits of electronic delivery?
Electronic delivery saves Emmis money by reducing printing and mailing costs. It will also make it convenient for you to receive your proxy materials online.
Q: What are the costs of electronic delivery?
Emmis charges nothing for electronic delivery. You may, of course, incur the usual expenses associated with Internet access, such as telephone charges or charges from your Internet service provider.
Q: May I change my mind later?
Yes. You may discontinue electronic delivery at any time. For more information, contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.
Q: Who can attend the Annual Meeting?
All shareholders as of October 27, 2010 can attend.
Q: How can I obtain directions to attend the annual meeting in person?
If you need directions to the location of the annual meeting, please contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.
Q: What do I do if I have additional questions?
If you have any questions prior to the annual meeting, please contact our Investor Relations Department by e-mail at ir@emmis.com or toll-free by phone at (866) 366-4703.

PROPOSAL 1: ELECTION OF DIRECTORS
Two directors are to be elected. Jeffrey H. Smulyan and Greg A. Nathanson have each been nominated for a term of three years and until his successor has been elected and qualified. Mr. Smulyan and Mr. Nathanson will be elected by the Class A and Class B common stock voting together as a single class.
Mr. Smulyan and Mr. Nathanson are members of the present board of directors. If, at the time of this annual meeting, any nominee is unable or declines to serve, the discretionary authority provided in the proxy may be exercised to vote for a substitute or substitutes. The board of directors has no reason to believe that any substitute nominee or nominees will be required.
Name, Age, Principal Occupation(s) and
Business Experience
Nominated for a term expiring in 2013:
Jeffrey H. Smulyan, Age 63
Mr. Smulyan founded Emmis in 1979 and is our Chairman, Chief Executive Officer and President. Mr. Smulyan began working in radio in 1973, and has owned one or more radio stations since then. Formerly, he was also the owner and chief executive officer of the Seattle Mariners Major League Baseball team. He is former Chairman of the Radio Advertising Bureau and serves as a Trustee of his alma mater, the University of Southern California. He was a director of The Finish Line, a sports apparel manufacturer, until July 2008.
Greg A. Nathanson, Age 63
Mr. Nathanson served as our Television Division President before resigning in October 2000. He is currently a media consultant. Mr. Nathanson has over 30 years of television broadcasting experience, having served as President of Programming and Development for Twentieth Television from 1996 to 1998; as General Manager of KTLA-TV in Los Angeles, California from 1992 to 1996; and as General Manager of the Fox television station KTTV from 1988 to 1992. In addition, he was President of all the Fox Television stations from 1990 to 1992.
Directors whose terms expire in 2012:
Susan B. Bayh,* Age 50
Mrs. Bayh was the Commissioner of the International Joint Commission of the United States and Canada until 2001. She served as a Distinguished Visiting Professor at the College of Business Administration at Butler University from 1994 through 2003. Previously, she was an attorney with Eli Lilly & Company. She is a director of Wellpoint, Inc., a Blue Cross/Blue Shield company; Curis, Inc., a therapeutic drug development company; Dendreon Corporation, a biotechnology company; and Dyax Corp., a biopharmaceutical company. Previously, she served as a director for Esperion Therapeutics, Inc., Novavax, Inc., Cubist Pharmaceuticals, Inc. and MDRNA (formerly Nastech), each of which is a pharmaceutical company.
Gary L. Kaseff, Age 62
Mr. Kaseff served as our Executive Vice President and General Counsel until his resignation in March 2009. He remains employed by Emmis. Before becoming general counsel, Mr. Kaseff practiced law in Southern California. Previously, he was President of the Seattle Mariners Major League Baseball team and partner with the law firm of Epport & Kaseff.
Patrick M. Walsh, Age 43
Mr. Walsh became Executive Vice President and Chief Financial Officer of Emmis in September 2006 and added the position of Chief Operating Officer in December 2008. Mr. Walsh came to Emmis from iBiquity Digital Corporation, the developer and licensor of HD Radio technology, where he served as Chief Financial Officer and Senior Vice President from 2002 to 2006. Prior to joining iBiquity, Mr. Walsh was a management consultant for McKinsey & Company, and served in various management positions at General Motors Acceptance Corporation and Deloitte LLP.

Directors whose terms expire in 2011:
Richard A. Leventhal, Age 63
Mr. Leventhal is President and majority owner of LMCS, LLC, an investment, management and consulting company. Previously, Mr. Leventhal co-owned and operated Top Value Fabrics, Inc., a wholesale fabric and textile company in Carmel, Indiana, for 27 years.
Peter A. Lund,* Age 69
Mr. Lund is a private investor and media consultant who formerly served as Chairman and Chief Executive Officer of Eos International, Inc., a holding company. Mr. Lund has over 40 years of broadcasting experience and most recently served as President and Chief Executive Officer of CBS Inc., and President and Chief Executive Officer of CBS Television and Cable. He is a director of The DIRECTV Group, Inc., a communications company; Crown Media Holdings, Inc., an owner and operator of cable television channels; and Eos International, Inc., a library automation and knowledge management company.
Lawrence B. Sorrel, Age 51
Mr. Sorrel is Managing Partner and Co-CEO of Tailwind Capital Group, an independent private equity firm that has approximately $2 billion of assets under management through private equity funds TWCP, L.P. and Tailwind Capital Partners, L.P. and their related funds. Mr. Sorrel is also a member of the board of directors of several private companies. Mr. Sorrel was a general partner of Welsh, Carson, Anderson & Stowe from 1998-2002. Prior to May 1998, he was a Managing Director of Morgan Stanley and the firm’s private equity affiliate, Morgan Stanley Capital Partners, where he had been employed since 1986.

*	Independent director elected by the holders of the Class A common stock voting as a single class.
Recommendation of the Board of Directors
Our board of directors unanimously recommends that you vote “FOR” each of the nominees listed above.
The Corporate Governance and Nominating Committee believes that well functioning boards consist of a diverse collection of individuals that bring a variety of complementary skills. Although the board of directors does not have a formal policy with regard to the consideration of diversity in identifying directors, diversity is one of the factors that the Corporate Governance and Nominating Committee may, pursuant to its charter, take into account in identifying director candidates. The Corporate Governance and Nominating Committee generally considers each director eligible for nomination in the broad context of the overall composition of our board of directors with a view toward constituting a board that, as a body, possesses the appropriate mix of skills and experience to oversee our business. Depending on current membership of our board of directors, the Corporate Governance and Nominating Committee also may decide to seek or give preference to a qualified candidate who is female or adds to the ethnic diversity of the board. The experience, qualifications, attributes, or skills that led the Corporate Governance and Nominating Committee to conclude that each of the members of the board of directors should serve on the board are generally described below:
Susan B. Bayh
Mrs. Bayh is a lawyer with extensive experience in corporate governance and regulatory matters. She has served as a director of several large and small companies in the highly-regulated pharmaceutical and insurance industries. Her experience as a Commissioner of the International Joint Commission of the United States and Canada also provides international relations perspective relevant to our operations in foreign regulatory environments.

Gary L. Kaseff
Mr. Kaseff is a lawyer with extensive knowledge of the legal issues arising in the broadcast and publishing industries. His professional sports management experience is also helpful in the context of our sports broadcasting operations at certain of our radio stations.
Richard A. Leventhal
Mr. Leventhal is the former owner and operator of a small business, with experience in financial and operational issues affecting organizations, as well as management and development experience. He also brings the perspective to the board of a substantial segment of our local advertisers.
Peter A. Lund
Mr. Lund has over 40 years of experience in the broadcasting industry, with particular concentration in the ownership and operation of radio and television stations. He is also familiar with radio and television network operations.
Greg A. Nathanson
Mr. Nathanson has extensive experience in the broadcasting industry, encompassing both individual station and network operations. He also has an insider’s view of the operation of our company, having served as an executive officer until 2000.
Jeffrey H. Smulyan
Mr. Smulyan is the founder and Chief Executive Officer of Emmis, with extensive broadcasting experience. His experience ranges from running an individual radio station to chairing significant broadcast industry groups. He has developed with the Emmis team a variety of new and highly successful radio formats that contributed to the company’s rapid growth and sustained the company during economic downturns. As our Chief Executive Officer and a recognized industry leader, Mr. Smulyan provides the board with information about the daily operations of the company as well as strategic insights into the broadcast industry and future trends that will likely affect the company’s operations. His experience with sports management and as a director of a retail company are also valuable to the company’s programming operations and customer relations activities.
Lawrence B. Sorrel
Mr. Sorrel has over 20 years of experience in the investment banking and private capital industries, including the purchase, sale and financing of individual broadcast properties and broadcasting groups. He has extensive experience in arranging and structuring financings for enterprises worldwide, including enterprises with credit profiles similar to ours. In addition, Mr. Sorrel’s experience in the private equity industry adds a long-term strategic perspective to the board’s deliberations.
Patrick M. Walsh
Mr. Walsh serves as the company’s Chief Financial Officer and Chief Operating Officer. In addition to his background in finance, accounting and operations, Mr. Walsh has experience as a management consultant and has served in financial and operations capacities in a business that sold technology to the radio industry. He offers the board an inside view of the company’s financing and operations along with a strategic perspective on aspects of the radio broadcasting industry’s future.

SECURITY OWNERSHIP OF BENEFICIAL OWNERS AND MANAGEMENT
As of October 11, 2010, there were 32,913,373 shares of our Class A common stock and 4,930,680 shares of our Class B common stock issued and outstanding. The holders of Class A common stock are entitled to an aggregate of 32,913,373 votes, and the holder of Class B common stock is entitled to an aggregate of 49,306,800 votes. The following table shows, as of October 11, 2010, the number and percentage of shares of our common stock held by each person known to us to own beneficially more than five percent of the issued and outstanding common stock, by the executive officers named in the Summary Compensation Table below and our directors and nominees, and by our executive officers and directors as a group:

	Class A			Class B
	Common Stock			Common Stock
Five Percent Shareholders,	Amount and Nature			Amount and Nature
Directors and Certain	of Beneficial		Percent	of Beneficial		Percent	Percent of Total
Executive Officers	Ownership		of Class	Ownership		of Class	Voting Power
Jeffrey H. Smulyan	160,507	(1)	*	6,101,476	(17)	100.0%	65.1%
Susan B. Bayh	132,374	(2)	*	—		—	*
Richard F. Cummings	624,206	(3)	1.9%	—		—	*
Paul W. Fiddick	183,219	(4)	*	—		—	*
Gary L. Kaseff	554,252	(5)	1.7%	—		—	*
Richard A. Leventhal	290,095	(6)	*	—		—	*
Peter A. Lund	249,444	(7)	*	—		—	*
Greg A. Nathanson	470,980	(8)	1.4%	—		—	*
Lawrence B. Sorrel	293,040	(9)	*	—		—	*
Gary A. Thoe	147,785	(10)	*				*
Patrick M. Walsh	107,042	(11)	*	—		—	*
Alden Global Distressed Opportunities Fund, L.P.	4,243,578	(12)	11.9%	—		—	5.0%
Dimensional Fund Advisors LP	1,709,568	(13)	5.2%	—		—	2.1%
AQR Capital Management LLC	2,606,387	(14)	7.9%	—		—	3.1%
New Jersey Division of Investment	2,050,000	(15)	6.2%	—		—	2.5%
All Executive Officers and Directors as a Group (13 persons)	3,361,331	(16)	9.7%	6,101,476	(17)	100.0%	64.1%

*	Less than 1%.

(1)	Consists of 8,441 shares held in the 401(k) Plan, 9,755 shares owned individually, 11,120 shares held by Mr. Smulyan as trustee for his children over which Mr. Smulyan exercises or shares voting control, 3,000 shares held by Mr. Smulyan as trustee for his niece over which Mr. Smulyan exercises or shares voting control, 30,625 shares held by The Smulyan Family Foundation, over which Mr. Smulyan shares voting control and 97,566 shares represented by stock options exercisable currently or within 60 days of October 11, 2010.

(2)	Consists of 59,200 shares owned individually and 73,174 shares represented by stock options exercisable currently or within 60 days of October 11, 2010. Of the shares owned individually, 2,195 are restricted stock subject to forfeiture if certain conditions are not satisfied.

(3)	Consists of 155,840 shares owned individually, 8,260 shares owned for the benefit of Mr. Cummings’ children, 6,429 shares held in the 401(k) Plan and 453,677 shares represented by stock options exercisable currently or within 60 days of October 11, 2010. Of the shares owned individually, 13,171 are restricted stock subject to forfeiture if certain employment agreement or other conditions are not satisfied.

(4)	Mr. Fiddick is no longer an officer of Emmis. Information concerning these shares was obtained from the last ownership filings made by Mr. Fiddick and current share ownership records available to Emmis in connection with employee benefit plan shares. Based on this information, these holdings consist of 36,133 shares owned individually, 739 shares held in the 401(k) Plan and 146,347 shares represented by stock options exercisable currently or within 60 days of October 11, 2010. Of the shares owned individually, 6,585 are restricted stock subject to forfeiture if certain employment agreement or other conditions are not satisfied.

(5)	Consists of 134,887 shares owned individually by Mr. Kaseff, 3,411 shares owned by Mr. Kaseff’s spouse, 1,346 shares held by Mr. Kaseff’s spouse for the benefit of their children, 2,395 shares held in the 401(k) Plan, and 412,213 shares represented by stock options exercisable currently or within 60 days of October 11, 2010. Of the shares owned individually, 10,976 are restricted stock subject to forfeiture if certain employment agreement or other conditions are not satisfied.

(6)	Consists of 196,321 shares owned individually, 3,000 shares owned by Mr. Leventhal’s spouse, 17,600 shares owned by a corporation of which Mr. Leventhal is a 50% shareholder and 73,174 shares represented by stock options exercisable currently or within 60 days of October 11, 2010. Of the shares owned individually, 4,390 are restricted stock subject to forfeiture if certain conditions are not satisfied.

(7)	Consists of 190,905 shares owned individually and 58,539 shares represented by stock options exercisable currently or within 60 days of October 11, 2010. Of the shares owned individually, 4,390 are restricted stock subject to forfeiture if certain conditions are not satisfied.

(8)	Consists of 339,173 shares owned individually or jointly with his spouse, 44,000 shares owned by trusts for the benefit of Mr. Nathanson’s children and 87,807 shares represented by stock options exercisable currently or within 60 days of October 11, 2010. Of the shares owned individually, 4,390 are restricted stock subject to forfeiture if certain conditions are not satisfied.

(9)	Consists of 219,866 shares owned individually and 73,174 shares represented by stock options exercisable currently or within 60 days of October 11, 2010. Of the shares owned individually, 4,390 are restricted stock subject to forfeiture if certain conditions are not satisfied.

(10)	Mr. Thoe is no longer employed by Emmis. Information concerning these shares was obtained from the last ownership filings made by Mr. Thoe and current share ownership records available to Emmis in connection with employee benefit plan shares. Based on this information, these holdings consist of 30,664 shares owned individually, 650 shares held in the 401(k) Plan and 116,471 shares represented by stock options exercisable currently or within 60 days of October 11, 2010. Of the shares owned individually, 4,940 are restricted stock subject to forfeiture if certain employment agreement or other conditions are not satisfied.

(11)	Consists of 39,608 shares owned individually, 4,017 shares held in the 401(k) Plan and 63,417 shares represented by stock options exercisable currently or within 60 days of October 11, 2010. Of the shares owned individually, 8,780 are restricted stock subject to forfeiture if certain employment agreement or other conditions are not satisfied.

(12)	Information concerning these shares was obtained from a Schedule 13D filed on September 27, 2010, by Alden Global Distressed Opportunities Fund, L.P. together with two affiliates, each of which has a mailing address of 885 Third Avenue, New York, New York 10022. The shares shown as beneficially owned and the calculated percentages of ownership of Class A Common Stock and Total Voting Power include 1,406,500 shares of Class A Common Stock owned directly and 2,837,078 shares of Class A Common Stock issuable upon conversion of 1,162,737 shares of the company’s 6.25% Series A Preferred Stock. In addition, the reporting persons state that they have contractual agreements with respect to cash-settled swaps representing economic exposure to approximately 1,680,429 shares of Class A Common Stock, or approximately 5.1% of the outstanding Class A Common Stock.

(13)	Information concerning these shares was obtained from a Form 13F Holdings Report filed on August 6, 2010, by Dimensional Fund Advisors LP, on behalf of itself and various affiliates, each of which has a mailing address of Palisades West, Building One, 6300 Bee Cave Road, Austin, Texas 78746.

(14)	Information concerning these shares was obtained from Form 13F Holdings Report, as amended, filed on August 16, 2010, by AQR Capital Management, LLC, which has a mailing address of Two Greenwich Plaza, 3rd Floor, Greenwich, Connecticut 06830.

(15)	Information concerning these shares was obtained from combined Form 13F Holdings Reports filed on October 25, 2010, by New Jersey Division of Investment, which has a mailing address of 50 West State Street, 9th Floor, Trenton, New Jersey 08625.

(16)	Includes 1,765,417 shares represented by stock options exercisable currently or within 60 days of October 11, 2010.

(17)	Consists of 4,930,680 shares owned individually and 1,170,796 shares represented by stock options exercisable currently or within 60 days of October 11, 2010.
CORPORATE GOVERNANCE
General
Emmis aspires to the highest ethical standards for our employees, officers and directors, and remains committed to the interests of our shareholders. We believe we can achieve these objectives only with a plan for corporate governance that clearly defines responsibilities, sets high standards of conduct and promotes compliance with the law. The board of directors has adopted formal corporate governance guidelines, as well as policies and procedures designed to foster the appropriate level of corporate governance. Some of these guidelines and procedures are discussed below. For further information, including electronic versions of our Code of Business Conduct and Ethics, our Corporate Governance Guidelines, our Audit Committee Charter, our Compensation Committee Charter, our Corporate Governance and Nominating Committee Charter and our Auditor Independence Policy, please visit the Corporate Governance section of our website (www.emmis.com) located under the Investors heading.
Independent Directors
Our board of directors currently consists of eight members. Of these, our board has determined that four (Mrs. Bayh and Messrs. Leventhal, Lund and Sorrel) qualify as “independent directors” under the listing standards of The Nasdaq Stock Market, Inc. Emmis is a “Controlled Company” as defined in the Nasdaq listing standards because more than 50% of the company’s voting power is held by one individual. The company is therefore, pursuant to Nasdaq Marketplace Rule 5615(c)(2), exempt from certain aspects of Nasdaq’s listing standards relating to independent directors. Nevertheless, as a matter of good corporate governance, the company has voluntarily complied with such rules. The only variance in the company’s practices from the Nasdaq listing standards relating to independent directors is that one-half, rather than a majority, of the members of the board of directors are “independent directors” under Nasdaq rules.
Code of Ethics
Emmis has adopted a Code of Business Conduct and Ethics to document the ethical principles and conduct we expect from our employees, officers and directors. A copy of our Code of Business Conduct and Ethics is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading.

Leadership Structure, Lead Director and Risk Oversight
The Emmis bylaws provide that the chairman of the board shall be the chief executive officer of the corporation. The board believes that this structure is in the best interest of the company’s shareholders at this time because it makes the best use of the chief executive officer’s extensive knowledge of the company and its industry and also facilitates communication between management and the board of directors.
Our independent directors have appointed Susan B. Bayh as the “Lead Director.” In that role, Mrs. Bayh is responsible for coordinating and leading the independent directors, presiding over executive sessions of the independent directors and acting as a liaison between the independent directors and the rest of the board of directors and Emmis management.
The board of directors expects the company’s management to take primary responsibility for identifying material risks the company faces and communicating them to the board, developing and implementing appropriate risk management strategies responsive to those risks with oversight from the board, and integrating risk management into the company’s decision-making processes. The board regularly reviews information regarding the company’s credit, liquidity and operational risks as well as strategies for addressing and managing such risks. Certain committees of the board, such as the audit and compensation committees, are responsible for recommending actions to the board to manage risks within their areas of responsibility. In particular, the audit committee monitors financial, credit and liquidity risk issues, and the compensation committee monitors the company’s compensation programs so that such programs do not encourage excessive risk-taking by company employees.
Communications with Independent Directors
Any employee, officer, shareholder or other interested party who has an interest in communicating with the Lead Director or any other Emmis independent directors regarding any matter may do so by directing communication to Mrs. Bayh as the Lead Director addressed to Lead Director, c/o Corporate Secretary, Emmis Communications Corporation, One Emmis Plaza, 40 Monument Circle, Suite 700, Indianapolis, Indiana 46204, by facsimile to (317) 684-5583, or by e-mail message to LeadDirector@emmis.com. The communication will be delivered to the independent directors as appropriate. For matters related to nominations or corporate governance, a communication should specify that it is directed to the Corporate Governance and Nominating Committee. For matters related to finance or auditing, a communication should specify that it is directed to the Audit Committee. For matters related to compensation, a communication should specify that it is directed to the Compensation Committee. Messages for any director or the board of directors as a whole may be delivered through the Lead Director as well.
Certain Committees of the Board of Directors
Our board of directors currently has several committees, including an Audit Committee, a Corporate Governance and Nominating Committee and a Compensation Committee.
Audit Committee. The Audit Committee’s primary responsibility is to engage our independent auditors and otherwise to monitor and oversee the audit process. The Audit Committee also undertakes other related responsibilities as summarized in the Report of the Audit Committee below and detailed in the Audit Committee Charter, which is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. The board of directors has determined that the members of the Audit Committee, Richard A. Leventhal (chair), Peter A. Lund and Lawrence B. Sorrel, are independent directors under the Securities Exchange Act of 1934 and the Nasdaq listing standards. The board of directors has also determined that Lawrence B. Sorrel is an “Audit Committee financial expert” as defined in rules adopted under the Securities Exchange Act of 1934. The Audit Committee held four meetings during the last fiscal year.

Corporate Governance and Nominating Committee. The Corporate Governance and Nominating Committee’s primary responsibility is to assist the board of directors by (1) identifying individuals qualified to become members of the board of directors and recommending nominees to the board of directors for the next annual meeting of shareholders and (2) evaluating and assessing corporate governance issues affecting Emmis. The Corporate Governance and Nominating Committee charter is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. The Corporate Governance and Nominating Committee evaluates current members of the board of directors and potential candidates with respect to their independence, business, strategic and financial skills, as well as overall experience in the context of the needs of the board of directors as a whole. The Corporate Governance and Nominating Committee concentrates its focus on candidates with the following characteristics and qualifications, though not necessarily limited thereto:
•	Chief executive officers or senior executives, particularly those with experience in broadcasting, finance, marketing and information technology.
•	Individuals representing diversity in gender and ethnicity.
•	Individuals who meet the current criteria to be considered as independent directors.
The Corporate Governance and Nominating Committee will consider and evaluate potential nominees submitted by holders of our Class A common stock to our corporate secretary on or before the date for shareholder nominations specified in the “Shareholder Proposals” section of this proxy statement. These potential nominees will be considered and evaluated using the same criteria as potential nominees obtained by the Corporate Governance and Nominating Committee from other sources.
In its assessment of each potential candidate, including those recommended by shareholders, the Corporate Governance and Nominating Committee takes into account all factors it considers appropriate, which may include (a) ensuring that the board of directors, as a whole, is diverse and consists of individuals with various and relevant career experience, relevant technical skills, industry knowledge and experience, financial expertise (including expertise that could qualify a director as an “audit committee financial expert,” as that term is defined by the rules of the SEC), local or community ties, and (b) minimum individual qualifications, including strength of character, mature judgment, familiarity with our business and related industries, independence of thought and an ability to work collegially. The Corporate Governance and Nominating Committee also may consider the extent to which the candidate would fill a present need on the board of directors. Typically, after conducting an initial evaluation of a candidate, the Corporate Governance and Nominating Committee will interview that candidate if it believes the candidate might be suitable to be a director and may ask the candidate to meet with other directors and management. If the Corporate Governance and Nominating Committee believes a candidate would be a valuable addition to the board of directors, it will recommend to the full board that candidate’s nomination as a director.
The members of the Corporate Governance and Nominating Committee are Susan B. Bayh (chair) and Richard A. Leventhal, both of whom are “independent directors” under Nasdaq standards. The Corporate Governance and Nominating Committee held two meetings during the last fiscal year.
Compensation Committee. The Compensation Committee provides a general review of our compensation and benefit plans to ensure that our corporate objectives are met, establishes compensation arrangements and approves compensation payments to our executive officers, and generally administers our stock option and incentive plans. The Compensation Committee’s charter is available in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. The members of the Compensation Committee are Peter A. Lund (chair), Susan B. Bayh and Lawrence B. Sorrel, all of whom are independent directors under Nasdaq standards. The Compensation Committee held seven meetings during the last fiscal year.
Meeting Attendance
During our last fiscal year, our board of directors held 14 meetings, either in person or by telephone. Each director attended at least 75% of the aggregate of (1) the total number of meetings of our board of directors held while he or she was a director and (2) the total number of meetings held by all committees on which he or she served during the periods that he or she served on the committee.
We believe that communication between our shareholders and the members of our board of directors is enhanced by the opportunity for personal interaction at our annual meeting of shareholders. Accordingly, we encourage the members of our board of directors to attend our annual meeting of shareholders whenever possible. At our annual meeting of shareholders held on July 14, 2009, five of the eight members of our board of directors were in attendance.

Compensation of Directors
Directors who are not officers of Emmis are compensated for their services at the rate of $3,000 per regular meeting attended in person, $1,500 per regular meeting attended by phone and $2,000 per committee meeting attended, whether in person or by phone. These fees are paid in the form of Class A common stock at the end of each calendar year. The per share price used for payment of these fees is established using the market value of Emmis Class A common stock prior to the end of the previous fiscal year, discounted by 20% to the extent the director attends at least 75% of the board and committee meetings applicable to the director. In addition, each director who is not an officer or employee of Emmis receives a $30,000 annual retainer, the chair of our Audit Committee receives a $10,000 annual retainer, the chair of our Compensation Committee receives a $5,000 annual retainer, the chair of our Corporate Governance and Nominating Committee receives a $3,000 annual retainer, and the Lead Director receives a $3,000 annual retainer. These annual retainers were paid in cash. In addition, directors who are not officers of Emmis are entitled to receive annually 2,195 shares of restricted stock and options to purchase 7,317 shares of Class A common stock. The options are granted on the date of our annual meeting of shareholders at the fair market value of the underlying shares on that date and are to vest annually in three equal installments. Restricted stock is also granted on the date of our annual meeting of shareholders and will vest on the earlier of the end of the director’s three-year term or the third anniversary of the date of grant.
In the table below, we have set forth information regarding the compensation for the fiscal year ended February 28, 2010, received by each of our directors as of February 28, 2010 who is not an officer of Emmis. The dollar amounts in the table below for stock and option awards are the grant date fair market values associated with such awards.
2010 DIRECTOR COMPENSATION TABLE

	Fees Earned or	Stock	Option	All Other
Name	Paid in Cash	Awards (1)(2)	Awards (3)	Compensation (4)	Total

Susan B. Bayh	$36,000	$160,645	$1,627	$—	$162,272

Gary L. Kaseff	30,000	84,000	—	1,253,745	1,337,745

Richard A. Leventhal	40,000	162,645	1,627	—	164,272

Peter A. Lund	35,000	162,645	1,627	—	164,272

Lawrence B. Sorrel	30,000	186,645	1,627	—	188,272

Greg A. Nathanson	30,000	90,645	1,627	—	92,272

(1)	On July 14, 2009, each director named in the table above other than Mr. Kaseff received a grant of 2,195 restricted shares, having an aggregate date of grant fair value of $645. In the following table we set forth for each named director the number of unrestricted shares the director received on January 4, 2010, for meeting fees for the fiscal year ended 2010:

Name	Shares
Mrs. Bayh	129,032
Mr. Kaseff	67,742
Mr. Leventhal	130,645
Mr. Lund	130,645
Mr. Sorrel	150,000
Mr. Nathanson	72,581

(2)	At February 28, 2010, each named director other than Mrs. Bayh, Mr. Kaseff and Mr. Nathanson held restricted stock awards for an aggregate of 4,390 shares, having an aggregate fair market value of $3,951. Mrs. Bayh and Mr. Nathanson each held 6,585 restricted shares having a fair market value of $5,927. As of February 28, 2010, Mr. Kaseff had not received any restricted stock awards in his capacity as a director. Restricted stock awards vest on the earlier of the end of the director’s three-year term or the third anniversary of the date of grant. With respect to Mrs. Bayh and Mr. Nathanson, 2,195 restricted shares vested on July 11, 2010, 2,195 will vest on the earlier of July 15, 2011, or the day before the company’s annual meeting for fiscal year 2011, and 2,195 will vest on the earlier of July 14, 2012, or the day before the company’s annual meeting for fiscal year 2012. With respect to each of Messrs. Leventhal, Lund and Sorrel, 2,195 restricted shares will vest on the earlier of July 15, 2011, or the day before the company’s annual meeting for fiscal year 2011, and 2,195 will vest on the earlier of July 14, 2012, or the day before the company’s annual meeting for fiscal year 2012.

(3)	In the following table we have set forth information regarding options held by each named director as of February 28, 2010. Options vest on the earlier of the dates shown, or the day before the annual meeting for the fiscal year in which the date shown falls.

	Number of Shares
	Underlying	Option Exercise	Option Expiration
Name	Options #	Price $	Date	Option Vesting Date
Mrs. Bayh	7,317	0.28	7/14/19	1/3 on each of 7/14/10, ’11 & ’12
	7,317	1.70	7/15/18	1/3 on each of 7/15/09, ’10 & ’11
	7,317	8.84	7/11/17	1/3 on each of 7/11/08, ’09 & ’10
	7,317	8.71	2/13/17	Fully Vested
	7,317	12.19	7/13/15	Fully Vested
	14,635	14.21	6/30/14	Fully Vested
	14,635	15.48	6/5/13	Fully Vested
	14,635	13.56	6/24/12	Fully Vested

Mr. Kaseff	175,000	0.295	3/2/19	1/3 on each of 3/2/10, ’11 & ’12
	36,587	2.95	3/1/18	1/3 on each of 3/1/09, ’10 & ’11
	36,587	8.21	3/1/17	1/3 on each of 3/1/08, ’09 & ’10
	36,587	11.17	3/1/16	Fully Vested
	36,587	12.81	3/1/15	Fully Vested
	73,174	17.45	3/1/14	Fully Vested
	73,174	11.22	3/4/13	Fully Vested
	73,174	19.90	3/1/12	Fully Vested
	58,539	19.82	3/1/11	Fully Vested
	58,539	24.18	3/1/10	Fully Vested

Mr. Leventhal	7,317	0.28	7/14/19	1/3 on each of 7/14/10, ’11 & ’12
	7,317	1.70	7/15/18	1/3 on each of 7/15/09, ’10 & ’11
	7,317	8.84	7/11/17	1/3 on each of 7/11/08, ’09 & ’10
	7,317	8.71	2/13/17	Fully Vested
	7,317	12.19	7/13/15	Fully Vested
	14,635	14.21	6/30/14	Fully Vested
	14,635	15.48	6/5/13	Fully Vested
	14,635	13.56	6/24/12	Fully Vested

Mr. Lund	7,317	0.28	7/14/19	1/3 on each of 7/14/10, ’11 & ’12
	7,317	1.70	7/15/18	1/3 on each of 7/15/09, ’10 & ’11
	7,317	8.84	7/11/17	1/3 on each of 7/11/08, ’09 & ’10
	7,317	8.71	2/13/17	Fully Vested
	7,317	12.19	7/13/15	Fully Vested
	14,635	14.21	6/30/14	Fully Vested
	14,635	15.48	6/5/13	Fully Vested

Mr. Nathanson	7,317	0.28	7/14/19	1/3 on each of 7/14/10, ’11 & ’12
	7,317	1.70	7/15/18	1/3 on each of 7/15/09, ’10 & ’11
	7,317	8.84	7/11/17	1/3 on each of 7/11/08, ’09 & ’10
	7,317	8.71	2/13/17	Fully Vested
	7,317	12.19	7/13/15	Fully Vested
	14,635	14.21	6/30/14	Fully Vested
	14,635	15.48	6/5/13	Fully Vested
	14,635	13.56	6/24/12	Fully Vested
	14,634	19.82	8/01/11	Fully Vested
	14,634	24.18	3/01/10	Fully Vested

Mr. Sorrel	7,317	0.28	7/14/19	1/3 on each of 7/14/10, ’11 & ’12
	7,317	1.70	7/15/18	1/3 on each of 7/15/09, ’10 & ’11
	7,317	8.84	7/11/17	1/3 on each of 7/11/08, ’09 & ’10
	7,317	8.71	2/13/17	Fully Vested
	7,317	12.19	7/13/15	Fully Vested
	14,635	14.21	6/30/14	Fully Vested
	14,635	15.48	6/05/13	Fully Vested
	14,635	13.56	6/24/12	Fully Vested

(4)	For Mr. Kaseff, who was an employee but not an officer during the fiscal year ended 2010, this total included a 401(k) match in the amount of $398 and severance payments in the amount of $1,253,347.

Certain Transactions
Although Emmis no longer makes loans to executive officers and directors, we currently have a loan outstanding to Jeffrey H. Smulyan, our Chairman, Chief Executive Officer and President, that is grandfathered under the Sarbanes-Oxley Act of 2002. The amount outstanding on this loan at February 28, 2010 was $1,048,818, which was also the largest amount outstanding on this loan at any month-end during fiscal 2010. The amount outstanding on the loan at February 28, 2009 was $1,010,592, which was also the largest amount outstanding on this loan at any month-end during fiscal 2009. This loan bears interest at our cost of senior debt, which at February 28, 2010 was approximately 7.6% per annum and at February 28, 2009 was approximately 4.76% per annum.
Prior to 2002, Emmis had made certain life insurance premium payments for the benefit of Mr. Smulyan. The company discontinued making such payments in 2001; however, pursuant to a Split Dollar Life Insurance Agreement and Limited Collateral Assignment dated November 2, 1997, Emmis retains the right, upon Mr. Smulyan’s death, resignation or termination of employment, to recover all of the premium payments it has made, which total $1,119,000.
The sister of Mr. Leventhal owns Simon Seyz, an Indianapolis business that provides corporate gifts and specialty items. In fiscal 2009 and 2010, Emmis made purchases from Simon Seyz of approximately $149,970 and approximately $31,668, respectively.
Review and Approval of Related Party Transactions
Our board of directors has adopted a written policy for review, approval and monitoring of transactions between the company and “related parties.” Related parties are directors, executive officers, nominees to become a director, any person beneficially owning more than 5% of any class of our stock, immediate family members of any of the foregoing, and any entity in which any of the forgoing persons is employed or is a general partner or principal or in which the person has a 10% or greater beneficial ownership interest. The policy covers transactions involving amounts exceeding $120,000 in which a related party had, has or will have a direct or indirect interest.
Procedures. The related party is required to notify our legal department of the facts and circumstances of any proposed related party transaction. The legal department makes an initial determination of whether the transaction is subject to the policy. If the legal department determines that the policy is applicable, the transaction is referred to our Audit Committee. Either the Audit Committee, or the chair of the Audit Committee between Audit Committee meetings, considers the facts and circumstances of the proposed transaction and determines whether to approve the transaction. The Audit Committee or the chair, as the case may be, considers, among other things:
•	The benefits of the transaction to the company;
•	The impact of the transaction on a director’s independence;
•	The availability of other sources for comparable products or services;
•	The terms of the transaction; and
•	The terms available to unrelated third parties.

The Audit Committee may seek bids, quotes or independent valuations from third parties in connection with assessing a related party transaction. The Audit Committee or the chair may approve only transactions that they determine are in, or are not inconsistent with, the best interest of the company.
Ratification. If a transaction that was not a related party transaction when it was entered into becomes a related party transaction, or our CEO, CFO or general counsel become aware that a transaction that was not approved is a related party transaction, they must promptly submit the transaction for review by the Audit Committee, or the chair of the Audit Committee between Audit Committee meetings.
Annual Review. From time to time, the Audit Committee will review previously approved related party transactions that have a remaining term of six months or more or remaining amounts involved in excess of $120,000. Based on the factors described above, the Audit Committee determines whether to continue, modify or terminate the transaction.
REPORT OF THE AUDIT COMMITTEE
The following Report of the Audit Committee shall not be deemed incorporated by reference by any general statement incorporating by reference this proxy statement into any of our filings under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that we specifically incorporate this information by reference, and shall not otherwise be deemed filed under such Acts.
The Audit Committee is a separately-designated, standing committee established in accordance with Section 3(a)(58)(A) of the Securities Exchange Act of 1934, as amended. It is composed of three directors whom the board of directors has determined are “independent directors” as defined by Nasdaq listing standards. The Audit Committee’s responsibilities are set forth in its written charter approved by the board of directors. The charter is reviewed annually by the Audit Committee. A copy of the Audit Committee charter may be found in the Corporate Governance section of our website (www.emmis.com) located under the Investors heading. As required by Nasdaq listing standards, the Audit Committee has determined that its charter is adequate. The Audit Committee has also determined that its members meet the financial literacy requirements of Nasdaq listing standards.
Management is responsible for the company’s internal controls and the financial reporting process. The independent registered public accountants are responsible for performing an independent audit of the company’s consolidated financial statements in accordance with auditing standards generally accepted in the United States of America and to issue a report on them. The Audit Committee’s responsibility is to engage the independent auditor and otherwise to monitor and oversee these processes. For the fiscal year ended February 28, 2010, the Audit Committee engaged Ernst & Young LLP to serve as the company’s independent auditor.
The Audit Committee has met and held discussions with management and Ernst & Young LLP. Management represented to the Audit Committee that the company’s consolidated financial statements as of and for the fiscal year ended February 28, 2010 were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed these consolidated financial statements with management. The Audit Committee discussed with the independent registered public accountants matters required to be discussed by Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU section 380), as adopted by the Public Company Accounting Oversight Board in Rule 3200T.
The board of directors, upon the recommendation of the Audit Committee, has adopted an Auditor Independence Policy that, among other things, prohibits the company’s independent auditor from performing certain non-audit services for the company, requires prior approval of the Audit Committee for any services provided by the company’s independent auditor, limits the hiring by the company of former employees of the company’s independent auditor who have worked on the Emmis account and requires enhanced disclosure both to the Audit Committee and to shareholders of matters related to auditor independence.

The Audit Committee has received the written disclosures and the letter from Ernst & Young LLP required by applicable requirements of the Public Company Accounting Oversight Board regarding Ernst & Young’s communications with the Audit Committee concerning independence, and the Audit Committee has discussed with the independent registered public accountants that firm’s independence. In addition, the Audit Committee (or the chairman of the Audit Committee with respect to engagements of less than $100,000) approves in advance all engagements of the company’s independent auditor. The Audit Committee determined that Ernst & Young’s provision of non-audit services to the company as described in “Matters Relating to Independent Registered Public Accountants” is compatible with maintaining that firm’s independence.
Based on these discussions and reviews, the Audit Committee determined that the audited financial statements for the company’s last fiscal year should be included in our company’s Form 10-K, and made a formal recommendation to the board of directors to that effect.
Richard A. Leventhal
Peter A. Lund
Lawrence B. Sorrel

COMPENSATION TABLES
The following table sets forth the compensation awarded to, earned by, or paid to the chief executive officer, the two most highly compensated executive officers other than the chief executive officer and two other individuals who were not executive officers at the end of the 2010 fiscal year (collectively, the “Named Executive Officers”) during the fiscal years ended February 28, 2010, February 28, 2009 and February 29, 2008.
2010 SUMMARY COMPENSATION TABLE (1)

						Non-Equity
				Stock	Option	Incentive Plan	All Other
		Salary (3)	Bonus (4)(5)	Awards (6)	Awards (6)	Compensation (4)	Compensation (7)	Total
Name and Principal Position	Year	($)	($)	($)	($)	($)	($)	($)
Jeffrey H. Smulyan, Chief	2010	613,322	407,384	—	27,181	—	39,483	1,087,370
Executive Officer	2009	459,711	438,213	—	212,791	—	65,844	1,176,559
	2008	1	339,375	—	619,056	—	73,391	1,031,823

Patrick M. Walsh,	2010	387,051	326,115	—	—	—	17,378	730,544
Executive Vice President,	2009	214,912	427,989	25,901	103,332	—	18,474	790,608
Chief Financial Officer and	2008	400,000	60,000	72,962	123,808	—	110,268	767,038
Chief Operating Officer

Richard F. Cummings,	2010	330,327	274,277	—	89,381	—	12,000	705,985
President — Radio	2009	264,231	236,288	38,854	63,836	—	18,074	621,283
Programming	2008	495,000	102,450	109,451	185,714	—	19,074	911,689

Paul W. Fiddick,	2010	174,626	80,219	—	56,183	—	575,008	886,036
Former International	2009	193,942	172,500	19,426	31,918	196,686	1,000	615,472
Division President	2008	350,000	242,583	54,271	92,587	—	6,111	745,552

Gary A. Thoe,	2010	137,172	61,047	—	35,753	—	547,613	781,585
Former President — Publishing Division (2)

(1)	We have adjusted the exercise prices and numbers of shares subject to options referred to in this and the following tables and accompanying text and footnotes for the effect of the $4.00 per share special dividend we paid on November 22, 2006. We have also adjusted the numbers of restricted shares granted or to be granted after that date to reflect a 2 for 1 stock split in 2000. The shares we refer to in this and the following tables are Class A common shares of the company, except with respect to Mr. Smulyan, whose shares are Class B common shares for fiscal 2008, and Class A shares for fiscal 2009 and 2010.

(2)	Mr. Thoe was not a named executive officer prior to the fiscal year ended 2010.

(3)	In fiscal 2008, Mr. Smulyan elected to voluntarily forgo all but $1 of his contractual base salary of $905,000.

(4)	Under our 2008 Corporate Incentive Plan, we paid discretionary performance bonuses and non-equity incentive plan awards to executive officers in stock valued at the fair market value of the company’s shares on the day the shares are issued. The number of shares issued to each executive officer under the plan, is as follows: Mr. Smulyan, 102,841; Mr. Walsh, 18,182; Mr. Cummings, 31,045; and Mr. Fiddick, 73,510. Under our 2009 Corporate Incentive Plan and 2010 Corporate Incentive Plan, no executive officer received a discretionary performance bonus for the fiscal years ended 2009 or 2010. During the fiscal year ended 2010, Mr. Smulyan received a $200,000 cash signing bonus in connection with his new employment agreement.

(5)	Under our TV Proceeds Quarterly Bonus Program, Emmis paid quarterly bonuses to certain employees to offset salary reductions. All of our executive officers participated in the TV Proceeds Quarterly Bonus Program. Effective September 1, 2008, we reduced to approximately $15,000 the salaries of certain of our highly compensated employees, including our named executive officers, in order to increase defined consolidated operating cash flow under our Credit Agreement. Under the TV Proceeds Quarterly Bonus Program, the company paid the employees affected by the salary reduction quarterly bonuses in amounts equivalent to the forgone salary. The bonus was paid at the beginning of each fiscal quarter either (i) in cash out of the net proceeds from the sale of WVUE-TV if certain performance targets from a prior quarter were met, or (ii) in shares of the Company’s Class A common stock under the company’s 2004 Equity Compensation Plan if the performance targets were not met. In fiscal 2009 and 2010, all amounts paid under the TV Proceeds Quarterly Bonus Program were paid in cash. The TV Proceeds Quarterly Bonus Plan was terminated as of June 1, 2009. The amount paid in fiscal 2009 to each executive officer under the TV Proceeds Quarterly Bonus Program was as follows: Mr. Smulyan, $438,213; Mr. Walsh, $221,589; Mr. Cummings, $236,288; and Mr. Fiddick, $172,500. The amount paid in fiscal 2010 to each executive officer under the TV Proceeds Quarterly Bonus Program was as follows: Mr. Smulyan, $207,384; Mr. Walsh, $126,115; Mr. Cummings, $109,277; Mr. Fiddick, $80,219; and Mr. Thoe, $61,047.

(6)	A discussion of the assumptions used in calculating these values may be found in Note 4 to our audited financial statements beginning on page 72 of our annual report on Form 10-K for the fiscal year ended February 28, 2010 for fiscal year 2010 awards, in Note 5 to our audited financial statements beginning on page 78 of our annual report on Form 10-K for the fiscal year ended February 28, 2009 for fiscal year 2009 awards and in Note 5 to our audited financial statements beginning on page 79 of our annual report on Form 10-K for the fiscal year ended February 29, 2008 for fiscal year 2008 awards.

(7)	The following table sets forth the items comprising “All Other Compensation” for each named executive officer.

					Company
		Perquisites			Contributions	Dividends
		and Other			to Retirement	Paid on
		Personal	Tax	Insurance	and	Restricted	Severance
		Benefits (A)	Reimbursements	Premiums (B)	401(k) Plans	Stock (C)	Payments
Name	Year	($)	($)	($)	($)	($)	($)	Total ($)
Jeffrey H. Smulyan	2010	27,655	201	10,000	1,627	—	—	39,483
	2009	64,144	700	—	1,000	—	—	65,844
	2008	70,794	759	—	1,838	—	—	73,391

Patrick M. Walsh	2010	13,218	110	1,896	2,154	—	—	17,378
	2009	13,793	61	3,620	1,000	—	—	18,474
	2008	83,741	24,124	403	2,000	—	—	110,268

Richard F. Cummings	2010	12,000	—	—	—	—	—	12,000
	2009	12,000	74	5,000	1,000	—	—	18,074
	2008	12,000	74	5,000	2,000	—	—	19,074

Paul W. Fiddick	2010	9,000	—	—	7,260	46,089	512,659	575,008
	2009	—	—	—	1,000	—	—	1,000
	2008	4,051	60	—	2,000	—	—	6,111

Gary A. Thoe	2010	1,000	—	—	—	—	546,613	547,613

(A)	Perquisites and other personal benefits for named executive officers other than Mr. Fiddick includes an automobile allowance. The 2008 figures for Mr. Walsh include relocation expenses, including approximately $8,000 of relocation expenses that were over and above the amount included in Mr. Walsh’s contract. This additional amount, which was approved by the Compensation Committee, was reimbursement for unanticipated rent and travel expenses incurred by Mr. Walsh due to a delay in selling his primary residence. The 2008 and 2009 figures for Messrs. Smulyan and Walsh include the incremental cost to the company of personal use of the company’s airplane. From time to time, family members and guests of the named executives accompanied the executives on business flights on the company’s airplane, at no incremental cost to the company.

(B)	The company paid premiums for life, disability or long-term care insurance for Messrs. Walsh and Cummings.

(C)	The figure shown reflects dividends paid on restricted shares held by the named executive that were not included in the calculation of compensation expense set forth in the “Stock Awards” column above.

Employment Agreements
Effective March 1, 2008, we entered into a one-year employment agreement with Mr. Smulyan, who serves as our Chairman, Chief Executive Officer and President, which automatically renews each year following the initial one-year term for additional one-year terms unless either the company or Mr. Smulyan provides the other with written notice of non-renewal prior to December 31 of the then-current term. When neither the company nor Mr. Smulyan delivered such notice of non-renewal prior to December 31, 2008, the employment agreement automatically renewed for an additional one-year term ending February 28, 2010. Mr. Smulyan’s base salary for the initial term of the employment agreement was $905,000; however, effective December 1, 2008, Mr. Smulyan consented to a 3% decrease to his base salary and waived any increase provided for in the employment agreement for the one-year term ending February 28, 2010. He also agreed to an additional 5% decrease to his base salary for the fiscal year ended February 28, 2010. Mr. Smulyan’s base salary upon any subsequent annual renewal will increase at a rate equal to the greater of 3%, the annual percentage increase in the CPI [All Urban Consumers-U.S Cities Average, all items (1982/84 = 100) as published by the Bureau of Labor Statistics, U.S. Department of Labor] or such other amount as approved by our Compensation Committee. Mr. Smulyan’s annual incentive compensation target is 125% of his base salary and will be paid, if at all, based upon achievement of certain performance goals to be determined by our Compensation Committee. The company retains the right to pay any annual incentive compensation in cash or shares of our Class A common stock. Each year the agreement remains in effect, Mr. Smulyan is entitled to receive an option to acquire 146,349 shares of our Class A common stock. Mr. Smulyan will continue to receive an automobile allowance of $24,000 annually and will continue to be reimbursed for up to $10,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible.
Effective December 15, 2009, we entered into a new three-year employment agreement with Mr. Smulyan, who serves as our Chairman, Chief Executive Officer and President. The term of the agreement commenced on March 1, 2010. Mr. Smulyan’s base salary will be reduced from $833,957 to $792,259 for the first year, then increase to $825,000 for the second year, and $850,000 for the third year. Mr. Smulyan will receive a $200,000 signing bonus in connection with execution of the agreement, as well as performance units having a value, if earned, of $700,000. The performance units will be earned quarterly during the first year of the term, depending upon whether the company meets certain consolidated EBITDA requirements set forth in the Emmis Operating Company senior credit agreement. Both the signing bonus and any earned performance units will be repayable to the company in full in the event that Mr. Smulyan is terminated for cause or resigns without good reason prior to completion of the term. Mr. Smulyan’s employment agreement will automatically renew each year following the initial three-year term for additional one-year terms unless either the company or Mr. Smulyan provides the other with written notice of non-renewal prior to December 31 of the final year of the initial or subsequent term, as applicable. Mr. Smulyan’s base salary upon any such annual renewal will increase by $25,000. Mr. Smulyan’s annual incentive compensation target remains 125% of his base salary and will be paid, if at all, based upon achievement of certain performance goals to be determined by our compensation committee. The company retains the right to pay any annual incentive compensation in cash, forgiveness of indebtedness or shares of our Class A common stock. Mr. Smulyan will not be entitled to stock options during the first year of the term, but will be entitled to receive an option to acquire 150,000 shares of our Class A common stock in each of the second and third years of the term, as well as in any additional one-year renewal term. Mr. Smulyan will continue to receive an automobile allowance and will continue to be reimbursed for up to $10,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible.
Effective December 15, 2008, we entered into an employment agreement with Patrick Walsh, who serves as Chief Financial Officer and Chief Operating Officer of the company, extending his employment through September 3, 2011. Under the terms of his employment agreement, Mr. Walsh’s annual base compensation for the first year of the employment agreement is $540,000, and is $556,200 for the remainder of the term. However, Mr. Walsh agreed to a 5% decrease to his base salary for the fiscal year ended February 28, 2010. Mr. Walsh’s annual incentive compensation targets for fiscal years 2010, 2011, and 2012 are 100% of his base compensation. In the event that Mr. Walsh’s employment terminates upon expiration of the employment agreement, Mr. Walsh’s annual incentive compensation for fiscal year 2012 will be pro-rated based upon the seven months he will have been employed during the 2012 fiscal year. The award of annual incentive compensation is to be based upon achievement of certain performance goals to be determined each year by our Compensation Committee, and the company retains the right to pay any annual incentive compensation in cash or shares of our common stock. For the remainder of the 2009 fiscal year, Mr. Walsh’s annual incentive compensation target was $400,000, with $200,000 to be earned based upon the performance goals established in the spring under his prior employment agreement, $100,000 to be earned depending upon the extent to which the company met certain radio station operating income targets during the fiscal year, and the final $100,000 to be earned in the discretion of the Compensation Committee based upon Mr. Walsh’s performance in transitioning to his new position. Since Mr. Walsh continued to be employed as of September 3, 2009, his existing completion bonus of 20,000 shares of our common stock and $200,000 was awarded and paid as previously provided under his previous employment agreement. Mr. Walsh is also scheduled to receive a completion bonus upon the expiration of the agreement equal to at least 100% of his annual base compensation minus $200,000, with additional targets (inclusive of the minimum completion bonus amount) of $750,000 and $1,100,000 based upon certain levels of total shareholder return set forth in the employment agreement. Mr. Walsh will receive an automobile allowance of $12,000 annually and will be reimbursed for up to $5,000 per year in premiums for life and disability insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible.

Effective March 1, 2008, we entered into a one-year employment agreement with Mr. Cummings, which automatically renews each year following the initial one-year term for additional one-year terms unless either the company or Mr. Cummings provides the other with written notice of non-renewal prior to December 31 of the then-current term. Prior to December 31, 2008, the company delivered such notice of non-renewal to Mr. Cummings; and, therefore, the employment agreement terminated as of February 28, 2009. Under the employment agreement, Mr. Cummings was eligible for a completion bonus payable upon his continued employment for a period through February 28, 2011 in an amount equal to Mr. Cummings’ average annual base salary over such three-year period. The employment agreement provided that, in the event that, prior to expiration of such three-year term, the company elected not to renew the employment agreement, Mr. Cummings was entitled to a pro-rata portion of such completion bonus. Effective March 1, 2009, we entered into a one-year employment agreement with Mr. Cummings to serve as President — Emmis Radio Programming.
On March 2, 2010, we entered into a new one-year employment agreement with Mr. Cummings to serve as President of Emmis Radio Programming, effective March 1, 2010. Mr. Cummings’ employment agreement will automatically renew each year following the initial one-year term for additional one-year terms unless either the company or Mr. Cummings provides the other with written notice of non-renewal prior to December 31 of the initial or subsequent term, as applicable. Under the agreement, Mr. Cummings’ base salary is $446,500 and his annual incentive compensation target is 60% of his base salary. The annual incentive bonus will be paid, if at all, based upon achievement of certain performance goals to be determined by the company. The company retains the right to pay such annual incentive compensation in cash or shares of our Class A common stock. Mr. Cummings will continue to receive an automobile allowance and will continue to be reimbursed for up to $5,000 per year in premiums for life or other insurance and retains the right to participate in all of our employee benefit plans for which he is otherwise eligible. He will also be entitled to severance equal to his previous base salary in the event he is not offered substantially similar employment upon the expiration of the term and his employment terminates. If he is entitled to severance, Mr. Cummings will be offered a four year part-time programming role with total payments over the four years of $530,000. The switch from full-time to part-time employment is designed to constitute a “separation from service” within the meaning of section 409A of the Internal Revenue Code.
Effective March 1, 2009, we entered into a one-year employment agreement with Paul W. Fiddick, who served as our President — International Division, which automatically renews each year following the initial one-year term for additional one-year terms unless either the company or Mr. Fiddick provides the other with written notice of non-renewal prior to December 31 of the then-current term. Mr. Fiddick’s base salary for the initial term of the employment agreement was $360,000. However, Mr. Fiddick agreed to a 5% decrease in his annual base salary for the fiscal year ended February 28, 2010. Mr. Fiddick’s base salary upon any subsequent annual renewal would have increased at a rate equal to the greater of 3%, the annual percentage increase in the CPI (All Urban Consumers-U.S Cities Average, all items (1982/84 = 100) as published by the Bureau of Labor Statistics, U.S. Department of Labor) or such other amount as approved by our Compensation Committee. Mr. Fiddick’s annual incentive compensation target was 58.33% of his base salary and was to be paid, if at all, based upon achievement of certain performance goals to be determined each year by our Compensation Committee. The company retained the right to pay any annual incentive compensation in cash or shares of our Class A common stock. Each year the agreement remained in effect, Mr. Fiddick was entitled to receive an option to acquire 21,952 shares of our Class A common stock and 6,585 restricted shares of our Class A common stock. Mr. Fiddick was also eligible for a completion bonus payable upon his continued employment for a period through February 29, 2012 in an amount equal to Mr. Fiddick’s average annual base salary over such three-year period. In the event that, prior to expiration of such three-year term, Mr. Fiddick died or became disabled, the company terminated Mr. Fiddick’s employment other than for Cause (as defined in the agreement) or the company elected not to renew the employment agreement, Mr. Fiddick was entitled to a pro-rata portion of such completion bonus. Mr. Fiddick was to continue to receive an automobile allowance of $12,000 annually and retained the right to participate in all of our employee benefit plans for which he was otherwise eligible.

Effective December 15, 2009, we entered into an agreement with Mr. Fiddick under which he resigned as International Division President and terminated his employment agreement dated March 1, 2009 and his change in control severance agreement dated January 1, 2008. Under the agreement, Mr. Fiddick received a lump sum payment of approximately $509,000. While Mr. Fiddick no longer has day to day involvement in the operations of our international radio stations, he will continue as a director of Emmis International, providing strategic advisory services with respect to our international division in a manner that is designed to constitute a “separation from service” within the meaning of section 409A of the Internal Revenue Code.
Effective March 1, 2008, we entered into a one-year employment agreement with Gary A. Thoe, who served as our President — Publishing Division until December 2009. Mr. Thoe’s base salary was $275,000. Mr. Thoe’s employment agreement automatically renewed each year following the initial one-year term for additional one-year terms unless either the company or Mr. Thoe provided the other with written notice of non-renewal prior to December 31 of the initial or subsequent term, as applicable. Mr. Thoe’s base salary upon any annual renewal was to increase at a rate equal to the greater of 3%, the annual percentage increase in the CPI (All Urban Consumers-U.S Cities Average, all items (1982/84 = 100) as published by the Bureau of Labor Statistics, U.S. Department of Labor) or such other amount as approved by our Compensation Committee. Mr. Thoe’s annual incentive compensation target was 45.45% of his base salary and was to be paid, if at all, based upon achievement of certain performance goals to be determined each year by our Compensation Committee. The company retained the right to pay any annual incentive compensation in cash or shares of our Class A common stock. Each year the agreement remained in effect, Mr. Thoe was entitled to receive an option to acquire 12,806 shares of our Class A common stock and a grant of 4,940 restricted shares of Class A common stock. Mr. Thoe was also eligible for a completion bonus payable upon his continued employment for a period through February 28, 2011 in an amount equal to Mr. Thoe’s average annual base salary over such three-year period. In the event that, prior to expiration of such three-year term, Mr. Thoe died or became disabled, the company terminated Mr. Thoe’s employment other than for Cause (as defined in the agreement) or the company elected not to renew the employment agreement, Mr. Thoe was entitled to a pro-rata portion of such completion bonus. Mr. Thoe was to continue to receive an automobile allowance and retained the right to participate in all of our employee benefit plans for which he was otherwise eligible.
In December, 2009, we entered into an agreement with Mr. Thoe under which his employment agreement and his change in control severance agreement were terminated. Under the agreement, Mr. Thoe received a lump sum payment of approximately $547,000.

2010 OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END TABLE

	Option Awards				Stock Awards
							Market
					Number of		Value of
	Number of	Number of			Shares or		Shares or
	Securities	Securities			Units of		Units of
	Underlying	Underlying	Option		Stock That		Stock That
	Unexercised	Unexercised	Exercise	Option	Have Not		Have Not
	Options	Options (1)	Price	Expiration	Vested		Vested (4)
Name	(#)	(#)	($)	Date	(#)		($)
	Exercisable	Unexercisable
Jeffrey H. Smulyan		150,000	0.295	3/02/19
		150,000	1.14	11/02/19
	48,783	97,566	2.95	3/01/18
	97,566	48,783	8.21	3/01/17
	292,699		11.17	3/01/16
	292,699		12.81	3/01/15
	439,049		17.45	3/01/14

Patrick M. Walsh		250,000	0.425	12/15/18
	9,756	19,513	2.95	3/01/18
	19,513	9,756	8.21	3/01/17
	14,635		8.30	9/04/16
					8,780	(2)	7,902
					8,780	(3)	7,902

Richard F. Cummings		87,500	0.295	3/02/19
		87,500	1.14	11/02/19
	14,635	29,269	2.95	3/01/18
	29,269	14,635	8.21	3/01/17
	43,904		11.17	3/01/16
	43,904		12.81	3/01/15
	73,174		17.45	3/01/14
	73,174		11.22	3/04/13
	73,174		19.90	3/06/12
	73,174		19.82	3/01/11
					13,171	(2)	11,854
					13,171	(3)	11,854

Paul W. Fiddick		55,000	0.295	3/02/19
		55,000	1.14	11/02/19
	13,169	26,339	2.95	3/01/18
	14,634	7,318	8.21	3/01/17
	21,952		11.17	3/01/16
	38,416		12.81	3/01/15
	38,416		17.45	3/01/14
	10,976		11.22	3/04/13
					6,585	(2)	5,927
					6,585	(3)	5,927

Gary A. Thoe		35,000	0.295	3/02/19
		35,000	1.14	11/02/19
	4,269	8,537	2.95	3/01/18
	8,537	4,269	8.21	3/01/17
	10,976		11.17	3/01/16
	10,976		12.81	3/01/15
	21,952		17.45	3/01/14
	21,952		11.22	3/04/13
	14,634		19.90	3/06/12
	14,634		19.82	3/01/11
	14,634		24.18	3/01/10
					4,940	(2)	4,446
					3,842	(3)	3,458

(1)	Options expiring 3/01/18 became exercisable 1/3 on March 1, 2009, and 1/3 on March 1, 2010, and will become exercisable 1/3 on March 1, 2011. Options expiring 3/01/17 became exercisable 1/3 on March 1, 2008, 1/3 on March 1, 2009, and 1/3 on March 1, 2010. Options expiring 3/01/16 became exercisable 1/3 on March 1, 2007, 1/3 on March 1, 2008, and 1/3 on March 1, 2009. Options expiring 3/2/19 and 11/2/19 become exercisable on March 2, 2012. Mr. Walsh’s options expiring 9/04/16 became exercisable 1/3 on September 4, 2007, 1/3 on September 4, 2008, and 1/3 on September 4, 2009. Mr. Walsh’s options expiring 12/15/18 will become exercisable on September 3, 2011.

(2)	Shares vest on March 1, 2011.

(3)	Shares vested on March 1, 2010.

(4)	Calculated based on the $0.90 per share closing market price of our shares on February 26, 2010.
Retirement Plan
Emmis sponsors a Section 401(k) retirement savings plan that is available to substantially all employees age 18 years and older who have at least 30 days of service. Employees may make pretax contributions to the plans up to 50% of their compensation, not to exceed the annual limit prescribed by the Internal Revenue Service (“IRS”). Emmis may make discretionary matching contributions to the plans in the form of cash or shares of our Class A common stock. During the year ended February 29, 2008, we elected to match annual employee 401(k) contributions up to a maximum of $2,000 per employee, one-half of the contribution made in Emmis stock. During the year ended February 28, 2009, we suspended the cash match, but continued to make the discretionary stock match. During the year ended February 28, 2010, we also suspended the discretionary stock match. Emmis’ discretionary contributions to the plan for continuing operations totaled $1.7 million, $0.9 million and $0 for the years ended February 29, 2008, February 28, 2009 and February 28, 2010, respectively. In April 2010, we reinstated the stock match, retroactive to January 1, 2010, with a revised matching formula. In May 2010, we discontinued the stock match and began making all matching contributions in cash.
Potential Payments upon Termination or Change in Control
The employment agreements we entered into with Messrs. Smulyan, Cummings, Walsh, Fiddick and Thoe provide for certain payments and benefits to the named executive officer in the event that executive officer is terminated by the company without “cause,” and/or terminates his own employment with “good reason.” Mr. Smulyan is also entitled to certain payments upon his death or disability.
We have also entered into a Change in Control Severance Agreement with each of the executives named in the preceding tables. Each such agreement provides that if the executive’s employment is terminated by the company within two years after a change in control of the company (or, in certain instances, in anticipation of a change in control), other than for cause, or is terminated by the executive for good reason, the executive is entitled to (1) a payment equal to the executive’s base salary through the termination date, plus a pro-rata portion of the executive’s target bonus for the year and accrued vacation pay; (2) a severance payment equal in the case of Messrs. Smulyan, Walsh and Cummings to three times, and in the case of Messrs. Fiddick and Thoe to 1.5 times, the executive’s highest annual base salary and highest annual incentive bonus during the preceding three years; (3) continued accident and life insurance benefits for three years; (4) reimbursement for COBRA premiums for continuation of medical and dental benefits for 18 months and reimbursement for private medical and dental benefits of an equivalent level for 18 months following termination of the COBRA reimbursement; and (5) if the payments to the executive exceed certain limits, additional tax “gross up” payments to compensate the executive for the excise tax imposed by section 4999 of the Internal Revenue Code; provided, however that the amount of the “gross up” payment may be reduced by up to 10% if such reduction would prevent payment of the excise tax. In each case, the executive is obligated not to voluntarily leave employment with Emmis during the pendency of (and prior to the consummation or abandonment of) a change in control other than as a result of disability, retirement or an event that would constitute good reason if the change-of-control had occurred. In addition, under our 2004 Equity Compensation Plan, all outstanding restricted shares held by the executive vest immediately upon a change in control.

Under the Change in Control Severance Agreement, change in control, cause and good reason are defined as follows:
Change in Control. A “change in control” of the company occurs if:
•	any individual, entity or group other than Mr. Smulyan or his affiliates becomes the beneficial owner of 35% or more of the company’s outstanding shares, or of the voting power of the outstanding shares;

•	the current members of the board of directors of the company (or persons approved by two-thirds of the current directors) cease to constitute at least a majority of the board;

•	the company is a party to a merger that results in less than 60% of the outstanding shares or voting power of the surviving corporation being held by persons who were not our shareholders immediately prior to the merger;

•	our shareholders approve a liquidation or dissolution of the company; or

•	any other event is determined by our board to constitute a change in control.

Cause. “Cause” generally means:

•	the willful and continual failure of the executive to perform substantially his duties; or

•	the willful engaging in illegal conduct or gross misconduct which is materially injurious to the company.

Good Reason. “Good Reason” generally means:

•	any materially adverse change in the duties or responsibilities of the executive;

•	a material breach by the company of the executive’s employment agreement or Change in Control Severance Agreement;

•	a material reduction or series of reductions that result in the executive’s annual base salary being decreased by more than 5%;

•	any requirement that the executive relocate more than 35 miles from the office where the executive works; and

•	except with respect to Mr. Fiddick and Mr. Thoe, voluntary termination by the executive during a 30-day period commencing one year after the occurrence of a change in control.
In addition to the occurrence of one of more of the events constituting “Good Reason” set forth above, in order to resign his employment, each of the executives named above is also required to give the company notice of the occurrence of any such event (except during the 30-day period commencing one year after the occurrence of a change in control, which is not so limited) within 90 days of such occurrence; and the company has the right to cure such occurrence within 30 days of such notice.
When the company’s board of directors determines that it is in the best interest of the company, the company may negotiate severance arrangements with a departing executive in addition to or in place of the arrangements described above. Circumstances under which the board may negotiate additional or different severance arrangements include but are not limited to:
•	to avoid or settle litigation with the executive;
•	to reduce an adverse financial effect on the company;
•	to reduce adverse tax consequences on the executive; or
•	to reward meritorious service by the executive.
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our officers and directors, and persons who own more than 10% of existing common stock, to file with the Securities and Exchange Commission reports detailing their ownership of existing common stock and changes in such ownership. Officers, directors and greater-than-10% shareholders are required by Commission regulations to furnish us with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to us, we believe that during the last fiscal year all officers, directors and greater-than-10% shareholders complied with the filing requirements of Section 16(a), except that (1) Mr. Smulyan filed one late Form 4 report on November 4, 2009 with respect to a disposition on July 13, 2009 from the Emmis 401(k) plan on his behalf; (2) each of Mr. Kaseff, Mr. Cummings, Mr. Fiddick, Mr. Levitan and Mr. Thoe filed one late Form 4 report on March 9, 2009 with respect to a withholding of shares on March 2, 2009 under an Emmis employee benefit plan; (3) Mr. Thoe filed one late Form 4 report on February 17, 2010 with respect to a sale of shares on February 12, 2010; (4) Mrs. Bayh filed one late Form 4 report on February 1, 2010 with respect to sales of shares on January 14, 2010 and January 15, 2010; and (5) Mr. Leventhal filed one late Form 4 report on February 1, 2010 with respect to a sale of shares on January 15, 2010.

PROPOSAL 2: APPROVAL OF 2010 EQUITY COMPENSATION PLAN
Our board of directors has adopted the Emmis Communications Corporation 2010 Equity Compensation Plan (the “2010 Plan”) to increase employee, officer, director and independent contractor stock ownership opportunities and to improve the company’s ability to attract and retain a team of outstanding employees, officers, directors and independent contractors. The following summary of the principal provisions of the 2010 Plan is qualified by reference to the full text of the 2010 Plan which is attached to this proxy statement as Exhibit A.
The 2010 Plan permits the delivery of a maximum of 2,000,000 shares of our common stock, plus any unused shares of common stock available under our 2004 Equity Compensation Plan, which as of November 1, 2020 was another 930,847 shares, and shares subject to awards under that prior plan that would again become available for new grants under the terms of such plan if that plan were still in effect. This prior plan will be terminated as of the effective date of the 2010 Plan. The board of directors included 2,000,000 new shares under the 2010 Plan based on the expectation that these shares would service Emmis’ stock compensation program and other equity compensation needs for approximately three years. Emmis also decided to incorporate all shares remaining available for issuance under the prior 2004 plan into the 2010 Plan so that their issuance would be governed by the newer 2010 Plan, which provides greater administrative consistency. The inclusion of these additional shares from the prior plan does not increase the total number of shares available for awards because the shares would otherwise remain available for awards under the terms of the prior plan.
As of October 11, 2010, the 2,000,000 new shares subject to the 2010 Plan had an aggregate market value of $1,600,000 based on a closing price of $0.80 per share. Including the shares estimated to be carried over to the 2010 Plan from the prior plans being terminated, the shares subject to the 2010 Plan as of its effective date would have an aggregate market value of $2,344,678 based on the October 11, 2010 closing price. If all or part of any award under the 2010 Plan expires or terminates without being exercised in full, is forfeited or is withheld for taxes, or in the case of an award of performance units, the award is not paid in shares of common stock, such shares of our common stock subject to the award generally become available for new awards. Options, stock appreciation rights and performance units expire no more than 10 years from date of grant.
Options. Options granted under the 2010 Plan allow participants to purchase shares of our common stock at an exercise price determined by the Emmis Compensation Committee which cannot be less than the fair market value of our common stock on the date of the grant. Options may be granted as incentive stock options subject to the limitations of Section 422 of the Internal Revenue Code (the “Code”). For the purpose of complying with Section 162(m) of the Code, the 2010 Plan contains a per-participant limit of 300,000 on the number of shares which may be subject to options granted during any calendar year.
Restricted Stock. Shares of our common stock may be granted under the 2010 Plan subject to such restrictions, if any, as may be determined by the Compensation Committee (“restricted stock”). Shares of restricted stock may be subject to forfeiture if conditions established by the Compensation Committee are not satisfied and are generally nontransferable until they become nonforfeitable. Before the grant, the Compensation Committee determines the purchase price, if any, of such shares of restricted stock and the restrictions, if any, applicable to such shares. If a grantee’s shares of restricted stock are forfeited, the grantee is required to sell such shares to us at the lesser of the purchase price, if any, paid by the grantee or the fair market value of the shares on the date of such forfeiture. The Compensation Committee may accelerate the time at which the restrictions lapse or may remove or, with the consent of the grantee, modify the restrictions. For the purpose of complying with Section 162(m) of the Code, the 2010 Plan contains a per-participant limit on the number of shares of restricted stock that may be awarded during any calendar year. That limit is the number of shares having a value on the date of grant equal to the lesser of 500% of the participant’s base salary or $5,000,000. This limit does not apply, however, to restricted stock issued in payment of an award of performance units or issued in lieu of cash compensation under a stock compensation-type program.

Stock Appreciation Rights. Each stock appreciation right which may be granted under the 2010 Plan provides the grantee, upon exercise, a benefit equal to the difference between the fair market value of one share of our common stock on the date of the exercise and (1) in the case of a stock appreciation right identified with a share of our common stock subject to an option, the option exercise price of such option or such higher price specified in the grant or (2) in the case of any other stock appreciation right, the fair market value of a share of our common stock on the grant date or such higher price specified in the grant. Stock appreciation rights may be granted alone, or identified with shares of our common stock subject to options, performance units or shares of restricted stock. The Compensation Committee may accelerate the exercisability of any stock appreciation right. Benefits upon the exercise of stock appreciation rights are payable in cash unless the Compensation Committee determines that the benefits will be paid wholly or partly in shares of our common stock. For the purpose of complying with Section 162(m) of the Code, the 2010 Plan contains a per-participant limit of 300,000 on the number of shares which may be subject to stock appreciation rights granted during any calendar year.
Performance Units. Performance units may be granted under the 2010 Plan to provide a benefit if performance goals determined by the Compensation Committee are achieved during the measuring period. The Compensation Committee, before the grant of a performance unit, determines the performance goals and measuring period and assigns a performance percentage (which can exceed 100%) to each level of attainment of the performance goals during the measuring period. The Compensation Committee may modify performance goals at any time. Performance unit benefits are payable in cash unless the Compensation Committee determines that a benefit will be paid wholly or partly in shares of our common stock. Performance units only reduce the number of shares available for grant or issuance under the 2010 Plan to the extent that the performance unit award is paid in stock. Performance unit awards are payable after the end of the fiscal year in which the measuring period ends following a certification by the Compensation Committee of the extent to which the applicable performance goals have been achieved. The benefit for each performance unit awarded equals the fair market value of a share of our common stock on the date of grant of the performance unit multiplied by the “performance percentage” attained during the measuring period for the performance unit. For the purpose of complying with Section 162(m) of the Code, the 2010 Plan contains a per-participant limit on the number of shares of stock that may be awarded with respect to a performance unit during any calendar year. That limit is the number of shares having a value on the date of grant equal to the lesser of 500% of the participant’s base salary or $5,000,000.
Other Information. Payment of the option exercise price or the purchase price of restricted stock may be made in cash or through the exchange of shares of our common stock owned by the grantee or by various other payment methods. When permitted by the Compensation Committee, a grantee may elect to have withheld shares of our common stock to satisfy withholding tax liability with respect to the exercise of options, stock appreciation rights or performance units or with respect to shares of restricted stock becoming nonforfeitable. In the event of a change in control, options, stock appreciation rights and performance units become exercisable, and all shares of restricted stock generally become nonforfeitable. The benefit payable with respect to any performance unit for which the measuring period has not ended is prorated based upon the portion of the measuring period completed before the change in control. The aggregate number of shares of our common stock, shares of restricted stock, stock appreciation rights and stock options available pursuant to the 2010 Plan, the number of shares covered by an award, the exercise price of options, the fair market values used to determine stock appreciation right and performance unit benefits and other matters related to the 2010 Plan and awards, will be adjusted by the Compensation Committee to reflect any stock dividend, stock split, share combination, merger, consolidation, asset spin-off, reorganization, or similar event.
Options, stock appreciation rights and performance units may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent and distribution or as permitted by the Compensation Committee, except that the grantee may transfer an award by gift or pursuant to a domestic relations order to:
•	a child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the grantee, including adoptive relationships, or any person sharing the grantee’s household (other than a tenant or employee);

•	a trust in which these persons have more than 50% of the beneficial interest;
•	a foundation in which these persons (or the grantee) control the management of assets; or
•	any other entity in which these persons (or the grantee) own more than 50% of the voting interests.
Awards so transferred may be exercised only upon the same terms and conditions applicable to the original grantee, and the original grantee or his estate will remain liable for any federal, state, city or local taxes applicable upon the exercise of an award by a permitted transferee. Such a transferee cannot transfer the award, except by will or by the laws of descent and distribution upon the death of the transferee.
Plan Administration. The 2010 Plan is administered by the Compensation Committee unless the board of directors or the Compensation Committee designates another committee or subcommittee to administer the 2010 Plan. Subject to the 2010 Plan’s provisions, the Compensation Committee has broad authority to, among other things, determine when grants may be made (and the amounts thereof); to interpret, and to adopt rules relating to, the 2010 Plan; to determine the terms of the agreements relating to grants and to modify any such agreement with the consent of the grantee, when required; and to cancel existing awards and to substitute new ones. Because of the Compensation Committee’s broad authority, the type and amount of awards to be received by any specific individual, or group of individuals, is currently indeterminable. However, not more than 1,000,000 shares of the 2,000,000 new shares of common stock added by the 2010 Plan may be awarded to Mr. Smulyan as Class B common stock.
Amendment and Termination. Subject to any shareholder approval requirement of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which our common stock is listed or quoted, the board of directors may from time to time in its discretion amend or modify the 2010 Plan without the approval of the shareholders. The 2010 Plan will terminate on March 1, 2020 or such earlier date as the board of directors may determine. No termination of the 2010 Plan will affect outstanding awards.
Federal Income Tax Consequences. Upon the grant of an award (other than an award of restricted stock that contains no restrictions) under the 2010 Plan, the grantee does not realize any taxable income and no deduction is available for us. Any cash received by a grantee in connection with the exercise of a stock appreciation right or performance unit, as well as the fair market value of any shares received in connection with the exercise of a stock appreciation right or a performance unit, is taxable as ordinary income to the grantee. Generally, upon exercise of an option (other than an incentive stock option), the grantee will recognize taxable income and we are entitled to a deduction at the time the grantee is taxed in the amount of the grantee’s taxable income. In the case of an incentive stock option, the grantee incurs no income tax liability upon exercise (other than possible alternative minimum tax liability), but we are generally not entitled to a tax deduction. The fair market value of restricted stock in excess of the purchase price, if any, is taxable to the grantee when the restrictions lapse. However, if the grantee is not prohibited by the Compensation Committee from electing to be taxed on such value on the date of grant and the grantee elects such tax treatment, the grantee is taxed on such amount on the date of grant. We are generally entitled to a deduction at the time the grantee is taxed in the amount of the grantee’s taxable income. The 2010 Plan contains provisions preventing any award from constituting deferred compensation within the meaning of Section 409A of the Code.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR APPROVAL OF THE 2010 EQUITY COMPENSATION PLAN.
PROPOSAL 3: RATIFICATION OF SELECTION OF REGISTERED PUBLIC ACCOUNTANTS
The Audit Committee, a committee of the board of directors, has appointed Ernst & Young LLP to serve as our independent registered public accountants for the fiscal year ending February 28, 2011, subject to ratification by the holders of our common stock. Our financial statements for the fiscal year ended February 28, 2010 were certified by Ernst & Young LLP. Representatives of Ernst & Young LLP are expected to attend the annual meeting with the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions.

If shareholders do not ratify the selection of Ernst & Young LLP as our independent registered public accountants, or if prior to the 2010 annual meeting of shareholders Ernst & Young LLP ceases to act as our independent registered public accountants, then the Audit Committee will reconsider the selection of independent registered public accountants.
THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF ERNST & YOUNG LLP AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.
MATTERS RELATING TO INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS
Fees Paid to Independent Registered Public Accountants
The following table sets forth the fees (including cost reimbursements) paid to Ernst & Young LLP for the fiscal years ended February 28, 2010 and February 28, 2009, for various categories of professional services they performed as our independent registered public accountants.

	Year ended February 28,
	2010	2009
Audit Fees (1)	$854,700	$907,986
Tax Fees:
Tax Consulting and Advisory Services	44,550	22,064

Total Tax Fees	44,550	22,064
All Other Fees	—	—

Total Fees	$899,250	$930,050

(1)	Includes annual financial statement and internal controls audits and limited quarterly review services, statutory audits of foreign subsidiaries and providing consents for SEC filings and other services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.
Engagement of the Independent Registered Public Accountants and Approval of Services
During the fiscal years ended February 28, 2009 and 2010, prior to engaging the independent registered public accountants to render the above services and pursuant to its charter, the Audit Committee approved the engagement for each of the services and determined that the provision of such services by the independent registered public accountants was compatible with the maintenance of Ernst & Young’s independence in the conduct of its auditing services. Under its current charter, it is the policy of the Audit Committee (or in certain instances, the chairman of the Audit Committee) to pre-approve the retention of the independent registered public accountants for any audit services and for any non-audit services, including tax services. No services were performed during the fiscal year ended February 28, 2010, under the de minimis exception in Rule 2-01(c) (7)(i)(C) of Regulation S-X.
SHAREHOLDER PROPOSALS
Any of our shareholders wishing to have a proposal considered for inclusion in our 2011 proxy solicitation materials must set forth such proposal in writing and file it with our corporate secretary on or before the close of business on July 14, 2011 if we do not hold our annual meeting more than 30 days earlier in 2011 than in 2010. However if, as we anticipate, we hold our 2011 annual meeting more than 30 days before December 17, 2011, then the deadline will be 10 days after our first public announcement of the annual meeting date. The notice must provide certain specific information as described in our by-laws. Copies of the by-laws are available to shareholders free of charge upon request to our corporate secretary. Our board of directors will review any shareholder proposals that are filed as required and, with the assistance of the company’s secretary, will determine whether such proposals meet applicable criteria for inclusion in our 2011 proxy solicitation materials or consideration at the 2011 annual meeting. In addition, we retain discretion to vote proxies on matters of which we are not properly notified at our principal executive offices on or before the close of business on the applicable 2011 shareholder proposal filing deadline, and also retain that authority under certain other circumstances.

ANNUAL REPORT
A copy of our Annual Report on Form 10-K for the year ended February 28, 2010, was sent to all of our shareholders of record as of October 27, 2010, and is available in the Investors section of our website (www.emmis.com). Certain shareholders who have previously given us their consent to receive materials electronically did not receive a physical copy of the Annual Report and can access the Annual Report from the Investors section of our website (www.emmis.com). The Annual Report is not to be considered as proxy solicitation material.
OTHER MATTERS
Our board of directors knows of no other matters to be brought before this annual meeting. However, if other matters should come before the meeting, it is the intention of each person named in the proxy to vote such proxy in accordance with his or her judgment on such matters.
NON-INCORPORATION OF CERTAIN MATTERS
The Report of the Audit Committee and the information on the Emmis website do not constitute soliciting material and should not be deemed filed or incorporated by reference into any other Emmis filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, except to the extent Emmis specifically incorporates the respective Report or website information therein by reference.
EXPENSES OF SOLICITATION
The entire expense of soliciting proxies, including preparing, assembling, printing and mailing the proxy form and the material used in the solicitation of proxies, will be paid by us. Solicitations may be made in person or by mail, telephone, facsimile or other means of electronic communication by our directors, officers and other employees, and none of those persons will receive any additional compensation in connection with the solicitation. We also will request record holders of shares beneficially owned by others to forward this proxy statement and related materials to the beneficial owners of such shares, and will reimburse those record holders for their reasonable expenses incurred in doing so.
HOUSEHOLDING OF PROXY MATERIALS
We have adopted a procedure permitted by Securities and Exchange Commission rules that is commonly referred to as “householding.” Under this procedure, a single proxy statement and annual report are delivered to multiple shareholders sharing an address unless we receive contrary instructions from any shareholder at that address. We will continue to send a separate proxy card to each shareholder of record. We have adopted this procedure because we believe it reduces the volume of duplicate information shareholders receive and helps to reduce our printing and postage costs. A number of brokers with account holders who are Emmis shareholders will be “householding” our proxy materials and annual reports as well.
If, at any time, you no longer wish to participate in “householding” and would prefer to receive a separate proxy statement and annual report, please notify your broker if you hold your Emmis shares through a broker, or notify us directly if you are a shareholder of record by sending us an e-mail at ir@emmis.com, calling us toll-free at 1-866-366-4703 or writing to us at Emmis Communications Corporation, Investor Relations, One Emmis Plaza, 40 Monument Circle, Indianapolis, Indiana 46204.
If you currently receive multiple copies of our proxy statement and annual report at your address and would like to request “householding” of your communications, you should contact your broker, or, if you are a record holder of Emmis shares, you should submit a written request to our transfer agent, American Stock Transfer & Trust Company, Operations Center, 6201 15th Avenue, Brooklyn, New York 11219.

Exhibit A
EMMIS COMMUNICATIONS CORPORATION
2010 EQUITY COMPENSATION PLAN
1. Purpose. The primary purposes of the Plan are to provide equity compensation in lieu of cash compensation for employees, officers, directors and independent contractors of the Company and its subsidiaries, to increase employee, officer, director and independent contractor stock ownership opportunities and to improve the Company’s ability to attract and retain a team of outstanding employees, officers, directors and independent contractors.
2. Definitions. As used in the Plan, terms defined parenthetically immediately after their use have the respective meanings provided by such definitions and the terms set forth below have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):
“Affiliate” means, with respect to a specified person, a person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the person specified.
“Award” means Options, shares of Restricted Stock, Stock Appreciation Rights or Performance Units granted under the Plan.
“Award Agreement” has the meaning specified in Section 4(b)(vi).
“Board” means the Board of Directors of the Company.
“Cause” means, unless otherwise determined by the Committee, conviction of the Grantee of any felony or other crime involving dishonesty, fraud or moral turpitude, or the Grantee’s habitual neglect of his duties; provided, however, that if a Grantee is subject to an employment agreement with the Company or a Subsidiary, or has a Personal Services Contract, “cause” shall mean any breach of such agreement or contract by the Grantee giving the Company or a Subsidiary the right to terminate the agreement or contract.
“Change in Control” means any of the following: (i) any person or group (other than a Subsidiary or any employee benefit plan (or any related trust) of the Company or a Subsidiary, and other than Jeffrey H. Smulyan or an Affiliate of Mr. Smulyan) becomes after the Effective Date the beneficial owner of 35% or more of either the then outstanding Stock or the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors, except that (A) no such person or group shall be deemed to own beneficially any securities acquired directly from the Company pursuant to a written agreement with the Company unless such person or group subsequently becomes the beneficial owner of additional Stock or voting securities of the Company other than pursuant to a written agreement with the Company, and (B) no Change in Control shall be deemed to have occurred solely by reason of any such acquisition by a corporation with respect to which, after such acquisition, more than 60% of both the then outstanding common shares of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote in the election of directors are then beneficially owned, directly or indirectly, by the persons who were the beneficial owners of the Stock and voting securities of the Company immediately before such acquisition in substantially the same proportion as their ownership, immediately before such acquisition, of the outstanding Stock and the combined voting power of the then outstanding voting securities of the Company entitled to vote in the election of directors; (ii) individuals who, as of the Effective Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided that any individual who becomes a director after the Effective Date whose election, or nomination for election by the Company’s shareholders, was approved by a vote or written consent of at least two-thirds of the directors then comprising the Incumbent Directors shall be considered as though such individual were an Incumbent Director, but excluding, for this purpose, any such individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of the directors of the Company (as such terms are used in Rule 14a-11 under the Exchange Act); (iii) approval by the shareholders of the Company of (A) a merger, reorganization or consolidation with respect to which the individuals and entities who were the respective beneficial owners of the Stock and voting securities of the Company immediately before such merger, reorganization or consolidation do not, after such merger, reorganization or consolidation, beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding common shares and the combined voting power of the then outstanding voting securities entitled to vote in the election of directors of the corporation resulting from such merger, reorganization or consolidation, (B) a liquidation or dissolution of the Company or (C) the sale or other disposition of all or substantially all of the assets of the Company; or (iv) such other event(s) or circumstance(s) as are determined by the Committee to constitute a Change in Control. Notwithstanding the foregoing provisions of this definition, a Change in Control of the Company shall be deemed not to have occurred with respect to any Grantee, if such Grantee is, by written agreement executed prior to such Change in Control, a participant on such Grantee’s own behalf in a transaction in which the persons (or their Affiliates) with whom such Grantee has the written agreement Acquire the Company (as defined below) and, pursuant to the written agreement, the Grantee has an equity interest in the resulting entity or a right to acquire such an equity interest.

For the purposes of this definition, “Acquire the Company” means the acquisition of beneficial ownership by purchase, merger, or otherwise, of either more than 50% of the Stock (such percentage to be computed in accordance with Rule 13d-3(d)(1)(i) of the SEC under the Exchange Act) or substantially all of the assets of the Company or its successors; “person” means such term as used in Rule 13d-5 of the SEC under the Exchange Act; “beneficial owner” means such term as defined in Rule 13d-3 of the SEC under the Exchange Act; and “group” means such term as defined in Section 13(d) of the Exchange Act.
“Class A Common Stock” means the Class A Common Stock of the Company, par value $.01 per share.
“Class B Common Stock” means the Class B Common Stock of the Company, par value $.01 per share.
“Code” means the Internal Revenue Code of 1986, as amended, and regulations and rulings thereunder. References to a particular section of the Code shall include references to successor provisions.
“Committee” means the Compensation Committee of the Board or such other committee or subcommittee appointed by the Board or the Compensation Committee.
“Company” means Emmis Communications Corporation, an Indiana corporation.
“Disability” means, with respect to the exercise of an incentive stock option after Termination of Employment, a disability within the meaning of Section 22(e)(3) of the Code, and for all other purposes, a mental or physical condition which, in the opinion of the Committee, renders a Grantee unable or incompetent to carry out the job responsibilities which such Grantee held or the tasks to which such Grantee was assigned at the time disability was incurred, and which is expected to be permanent or for an indefinite duration.
“Effective Date” means March 1, 2010.
“Eligible Transferee” has the meaning specified in Section 12(b).
“Exchange Act” means the Securities Exchange Act of 1934, as amended. References to a particular section of, or rule under, the Exchange Act shall include references to successor provisions.
“Fair Market Value” of any security of the Company means, as of any applicable date: (i) if the security is listed for trading on a national securities exchange or on the NASDAQ Stock Market, the closing price of the security as reported by such exchange or market on such date, or if no reported sales occurred on such date, on the first preceding date on which a reported sale of the security shall have occurred, or (ii) if the security is not listed for trading on a national securities exchange or on the NASDAQ Stock Market, the fair market value of the security as determined by the Committee using the reasonable application of a reasonable valuation method.
“Family Member” of a Grantee means any child, stepchild, grandchild, parent, stepparent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of the Grantee, including adoptive relationships, any person sharing the Grantee’s household (other than a tenant or employee), a trust in which these persons have more than fifty percent (50%) of the beneficial interest, a foundation in which these persons (or the Grantee) control the management of assets, and any other entity in which these persons (or the Grantee) own more than fifty percent (50%) of the voting interests.

“Grant Date” means the date of grant of an Award determined in accordance with Section 6.
“Grantee” means an individual or Personal Service Corporation that has been granted an Award.
“Incentive Stock Option” means an Award under Section 7(b).
“including” means “including, without limitation.”
“Measuring Period” has the meaning specified in Section 10(a)(i)(B).
“Option” means an Award under Section 7.
“Option Price” means the per share purchase price of (i) Stock subject to an Option or (ii) Restricted Stock subject to an Option.
“Parent” means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations, partnerships or limited liability companies ending with the Company, if at the time of the granting of an Award under the Plan, each of such corporations, partnerships or limited liability companies other than the Company owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.
“Performance Goals” has the meaning specified in Section 10(a)(i).
“Performance Percentage” has the meaning specified in Section 10(a)(i)(C).
“Performance Units” means units established by the Committee for purposes of granting an Award under Section 10.
“Personal Services Contract” means any written contract or agreement pursuant to which a corporation, partnership, limited liability company or other entity is to provide to the Company or a Subsidiary the services of one or more individuals.
“Personal Service Corporation” means a corporation, partnership, limited liability company or other entity that has a Personal Services Contract in effect.
“Plan” means the Emmis Communications Corporation 2010 Equity Compensation Plan.
“Prior Plans” means the Emmis Communications Corporation 2004 Equity Compensation Plan and any “Prior Plans” as defined in the Emmis Communications Corporation 2004 Equity Compensation Plan.
“Restricted Stock” means Stock awarded pursuant to Section 8.
“SEC” means the Securities and Exchange Commission.
“Stock” means the Class A Common Stock and the Class B Common Stock.
“Stock Appreciation Rights” means Awards under Section 9.

“Subsidiary” means any corporation, partnership or limited liability company (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time of the granting of an Award under the Plan, each of the corporations, partnerships or limited liability companies other than the last corporation, partnership or limited liability company in the unbroken chain owns stock, general partnership interests or membership interests, as the case may be, possessing a majority of the total combined voting power of all classes of stock, general partnership interests or membership interests, as the case may be (whether at all times or only so long as no senior class of securities has such voting power by reason of any contingency), in one of the other corporations, partnerships or limited liability companies in such chain.
“Termination of Employment” means a cessation of a business relationship with the Company or its Subsidiaries which occurs (a) with respect to an employee of the Company or a Subsidiary, the first day an individual is for any reason entitled to severance payments under the Company’s or any Subsidiary’s personnel policies or is no longer employed by the Company or any of its Subsidiaries, or, with respect to an individual who is an employee of a corporation constituting a Subsidiary, the first day such corporation is no longer a Subsidiary, (b) with respect to a director of the Company, the first day he or she ceases to be a director of the Company, (c) with respect to an independent contractor of the Company or a Subsidiary, the first day the independent contractor is no longer providing, and is not expected by the Company to provide, services to the Company or a subsidiary, or, (d) with respect to a Personal Service Corporation, the first day after the Personal Service Contract has expired or terminated and is not expected by the Company to be extended or renewed. Notwithstanding the foregoing, a Termination of Employment pursuant to any of clauses (a) through (d) shall not be deemed to occur with respect to any Options that are vested on the date on which a Termination of Employment would otherwise be deemed to have occurred so long as a Grantee continues to provide services to the Company or a Subsidiary in one or more of the capacities specified in clauses (a) through (d) above.
3. Scope of the Plan.
(a) Number of Shares. Subject to Section 3(c), an aggregate of two million (2,000,000) shares of Stock plus the number of shares of Stock described in Section 3(d) is hereby made available and is reserved for delivery Subject to the foregoing limit, shares of Stock held as treasury shares may also be used for or in connection with Awards. Performance units issued under the Plan shall only reduce the number of shares available for grant or issuance under the Plan to the extent that the Performance Unit. Award is paid in stock or the Performance Units are identified with specific Options, Restricted Stock or Stock Appreciation Rights. No more than one million (1,000,000) shares of Class B common stock shall be available for grant and issuance under the Plan from the two million (2,000,000) additional shares of stock authorized for delivery under the Plan. Awards of or pertaining to shares of Class B Common Stock may be granted only to Jeffrey H. Smulyan or an Affiliate of Smulyan (as defined in the Company’s Second Amended and Restated Articles of Incorporation, as amended from time to time). Issuance of either Class A Common Stock or Class B Common Stock as or pursuant to an Award shall reduce the shares available for grant and issuance under the Plan.
(b) Limit on Awards. Subject to Section 3(a) as to the maximum number of shares of Stock available for delivery in connection with Awards and Sections 3(c) and 26, the maximum number of Awards that may be granted to each Grantee in each calendar year during any part of which the Plan is in effect shall be as follows:
(i)	With respect to Stock subject to Options, 300,000 shares;

(ii)	With respect to Stock subject to Stock Appreciation Rights, 300,000 shares;
(iii)
With respect to Restricted Stock (other than Restricted Stock issued in payment of an Award of Performance Units or issued in lieu of cash compensation under a stock compensation-type program), that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee’s base salary and bonus for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the award is granted, not the date the Award vests or is paid);

(iv)
With respect to Awards of Performance Units, that number of shares of Stock whose value equals the lesser of (A) 500% of such Grantee’s base salary and bonus for such year or (B) $5,000,000 (based on the Fair Market Value of Stock on the date the Award is granted, not the date the Award is earned or paid).

(c) Re-Use of Shares. If and to the extent an Award or any portion thereof shall expire or terminate for any reason without having been exercised in full or shall be forfeited, shares of Stock available for such Award or any portion thereof (including restricted stock) and stock appreciation rights associated with such Award shall become available for other Awards. If a Grantee pays all or part of the exercise price or tax withholding, if any, associated with an Award by the transfer of Stock or the withholding or surrender (including by attestation) of all or part of an Award (including the Award being exercised), such Stock will also be available for grant under this Plan, without reducing the number of shares of Stock available in any calendar year for grant of Awards.
(d) Addition of Stock from Prior Plans. In addition to the shares of Stock reserved for issuance under Section 3(a), the number of shares of Stock which were reserved for issuance under any of the Prior Plans but which are not subject to any outstanding awards under such plan as of the Effective Date shall be available for issuance under Awards granted under this Plan. Further, after the Effective Date, if any shares of Stock subject to awards granted under any Prior Plans would again become available for new grants under the terms of such plan if such plan were still in effect, then those shares of Stock will be available for the purpose of granting Awards under this Plan, thereby increasing the number of shares of Stock available for issuance under this Plan as determined under the first sentence of Section 3(a). Any such shares of Stock will not be available for future awards under the terms of the Prior Plans. If this Plan is approved or ratified by the shareholders of the Company in accordance with Section 26, the Prior Plans are terminated as of the Effective Date for purposes of granting additional awards, although awards outstanding under such Prior Plans remain in effect in accordance with such Prior Plans and any applicable award agreements.
4. Administration.
(a) General. The Plan shall be administered by the Committee, which shall consist of persons who are appointed by the Board. Notwithstanding the requirements contained in the immediately preceding sentence, the Board or the Committee may, in its discretion, delegate to a committee or subcommittee of the Board or the Committee any or all of the authority and responsibility of the Committee. Such other committee or subcommittee may consist of two or more directors who may, but need not, be officers or employees of the Company or of any of its Subsidiaries. To the extent that the Board or the Committee has delegated to such other committee or subcommittee the authority and responsibility of the Committee pursuant to the foregoing, all references to the Committee in the Plan shall be to such other committee or subcommittee. Notwithstanding the foregoing, the Board shall at all times have the right to make Awards, administer the Plan, and otherwise exercise the authority of the Committee under the Plan, and to the extent the Board does so, references to the Committee in the Plan shall be to the Board.
(b) Authority of the Committee. The Committee shall have full power and final authority, in its discretion, but subject to the express provisions of the Plan, as follows: (i) to select Grantees, (ii) to grant Awards, (iii) to determine (A) when Awards may be granted, (B) whether or not specific Stock Appreciation Rights shall be identified with a specific Option, specific shares of Restricted Stock, or specific Performance Units and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Performance Units, and (C) whether or not specific Performance Units shall be identified with a specific Option, specific shares of Restricted Stock, or specific Stock Appreciation Rights under the Plan or any Prior Plan and, if so, whether they shall be exercisable cumulatively with, or alternatively to, such Option, shares of Restricted Stock, or Stock Appreciation Rights, (iv) to interpret the Plan and to make all determinations necessary or advisable for the administration of the Plan, (v) to prescribe, amend, and rescind rules relating to the Plan, including rules with respect to the exercisability and nonforfeitability of Awards upon the Termination of Employment of a Grantee, (vi) to determine the terms and provisions of any written agreement by which an Award may be granted (“Award Agreements”) and, to modify any such Award Agreement at any time, with the consent of the Grantee when required, (vii) to accelerate the exercisability of, and to accelerate or waive any or all of the restrictions and conditions applicable to, any Award, (viii) to make such adjustments or modifications to Awards to Grantees working outside the United States as are necessary and advisable to fulfill the purposes of the Plan, (ix) to impose such additional conditions, restrictions, and limitations upon the grant, exercise or retention of Awards as the Committee may, before or concurrently with the grant thereof, deem appropriate, including requiring simultaneous exercise of related identified Options, Stock Appreciation Rights, and Performance Units and limiting the percentage of Options, Stock Appreciation Rights, and Performance Units which may from time to time be exercised by a Grantee, and (x) to require Awards to be transferred to a non-grantor trust for the benefit of the Grantee.

(c) Determinations of the Committee; No Liability. The determination of the Committee on all matters relating to the Plan or any Award Agreement shall be conclusive and final. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any Award.
5. Eligibility. Awards may be granted to or for the benefit of any current or former employee, officer, director, Personal Service Corporation, or independent contractor of the Company or its Subsidiaries; provided, however, that Awards of Options, Restricted Stock, or Stock Appreciation Rights may only be granted to persons with respect to whom the Company is an “eligible issuer” as defined in Treas. Reg. §1.409A-1(b)(5)(iii)(E). In selecting the Grantees to whom Awards may be granted, as well as in determining the number of shares of Stock subject to and the other terms and conditions applicable to each Award, the Committee shall take into consideration such factors as it deems relevant in promoting the purposes of the Plan.
6. General Terms and Conditions of Grants.
(a) Grant Date. The Grant Date of an Award shall be the date on which the Committee grants the Award.
(b) Maximum Term. The term of each Award (subject to Section 7(b) with respect to Incentive Stock Options) shall be a period of not more than ten (10) years from the Grant Date, and shall be subject to earlier termination as herein provided.
(c) Tandem Awards. A Grantee may, if otherwise eligible, be granted additional Awards in any combination.
7. Options.
(a) Grant of Options and Option Price. The Committee may grant an Option containing such terms, conditions and restrictions as the Committee deems appropriate; provided, however, that the Option Price of any Option shall not be less than the Fair Market Value of the Stock on the Grant Date.
(b) Grant of Incentive Stock Options. Without limiting the generality of the foregoing, the Committee may designate that an Option shall be made subject to restrictions that permit it to qualify as an “incentive stock option” under the requirements of Section 422 of the Code. Notwithstanding the foregoing and Section 4(b)(vi), the Committee may, without the consent of the Grantee, at any time before the exercise of an Option (whether or not an Incentive Stock Option), take any action necessary to prevent such option from being treated as an Incentive Stock Option.
(c) Exercise of Options. Each Option shall be exercised, in whole or in part, by delivery to the Company of written notice of intent to purchase a specific number of shares of Stock subject to the Option. The Option Price of any shares of Stock or shares of restricted stock as to which an Option shall be exercised shall be paid in full at the time of the exercise. Payment may, at the election of the Grantee, be made in any one or any combination of the following: (i) cash; (ii) shares of Stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value on the date of exercise (including through an attestation procedure); (iii) with the approval of the Committee, shares of restricted stock that have been held by the Grantee for at least six months, each valued at the Fair Market Value of a share of Stock on the date of exercise; (iv) by waiver of compensation due or accrued to the Grantee for services rendered; (v) with the consent of the Committee, by tender of property; (vi) provided that a public market for the Stock exists: (A) through a “same day sale” commitment from the Grantee and a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Grantee irrevocably elects to exercise the Option and to sell a portion of the Stock so purchased in order to pay for the Option, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (B) through a “margin” commitment from the Grantee and an NASD Dealer whereby the Grantee irrevocably elects to exercise the Option and to pledge the Stock so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the Option Price, and whereby the NASD Dealer irrevocably commits upon receipt of such Stock to forward the Option Price directly to the Company; or (C) through any other procedure pursuant to which the Grantee delivers to the Company a properly executed exercise notice and instructions to deliver the resulting Stock to a stock broker that are intended to satisfy the provisions of Section 220.3(e)(4) of Regulation T issued by the Board of Governors of the Federal Reserve System as in effect from time to time; (vii) by the surrender of all or part of the Option being exercised, or (viii) such other payment method or procedure as the Committee may approve.

(f) Use of Restricted Stock to Pay Option Price. If restricted stock (“Tendered Restricted Stock”) is used to pay the Option Price for Stock subject to an Option, then a number of shares of Stock acquired on exercise of the Option equal to the number of shares of Tendered Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Tendered Restricted Stock, determined as of the date of exercise of the Option. If the Option Price for restricted stock subject to an Option is paid with Tendered Restricted Stock, and if the Committee determines that the restricted stock acquired on exercise of the Option is subject to restrictions that cause it to have a greater risk of forfeiture than the Tendered Restricted Stock, then notwithstanding the preceding sentence, all the restricted stock acquired on exercise of the Option shall, unless the Committee provides otherwise, be subject to such restrictions.
8. Restricted Stock.
(a) Grant of Shares of Restricted Stock. Before the grant of any shares of Restricted Stock, the Committee shall determine, in its discretion: (i) the per share purchase price of such shares (which may be zero), and (ii) the restrictions, if any, applicable to such grant; provided, however, that if the per share purchase price is zero, the consideration for the shares shall be deemed to be prior service to the Company or its Subsidiaries unless the Committee specifies other consideration.
(b) Exercise. Payment of the purchase price (if greater than zero) for shares of Restricted Stock shall be made in full by the Grantee before the delivery of such shares. Such payment may, at the election of the Grantee and unless the Committee otherwise provides in the Award Agreement, be made in any one or any combination of the following: (i) cash, (ii) Stock valued at its Fair Market Value on the date of payment, or (iii) shares of Restricted Stock, each valued at the Fair Market Value of a share of Stock on the date of payment; provided that, if the purchase price for Restricted Stock (“New Restricted Stock”) is paid with shares of restricted stock (“Old Restricted Stock”), the restrictions applicable to the New Restricted Stock shall be the same as if the Grantee had paid for the New Restricted Stock in cash unless, in the judgment of the Committee, the Old Restricted Stock was subject to a greater risk of forfeiture, in which case a number of shares of New Restricted Stock equal to the number of shares of Old Restricted Stock tendered in payment for New Restricted Stock shall, unless the Committee provides otherwise, be subject to the same restrictions as the Old Restricted Stock, determined immediately before such payment.
(c) Forfeiture. The Committee may, but need not, provide that all or any portion of a Grantee’s Award of Restricted Stock shall be forfeited: (i) upon the Grantee’s Termination of Employment within a specified time period after the Grant Date, (ii) if the Company or the Grantee does not achieve specified performance goals within a specified time period after the Grant Date and before the Grantee’s Termination of Employment, or (iii) on such other event(s) or circumstance(s) as the Committee deems appropriate.
(d) Effect of Forfeiture. If a share of Restricted Stock is forfeited, then: (i) the Grantee shall be deemed to have resold such share of Restricted Stock to the Company at the lesser of (A) the purchase price paid by the Grantee (such purchase price shall be deemed to be zero dollars ($0) if no purchase price was paid) or (B) the Fair Market Value of a share of Stock on the date of such forfeiture; (ii) the Company shall pay to the Grantee the amount determined under clause (i) of this sentence as soon as is administratively practical; and (iii) such share of Restricted Stock shall cease to be outstanding, and shall no longer confer on the Grantee thereof any rights as a shareholder of the Company, from and after the date of the Company’s tender of the payment specified in clause (ii) of this sentence, whether or not such tender is accepted by the Grantee.
(e) Certificates. Any share of Restricted Stock which is subject to forfeiture shall be held (together with a stock power executed in blank by the Grantee if requested by the Committee) in escrow by the Secretary of the Company until such shares become nonforfeitable or are forfeited and shall, if requested by the Committee, bear an appropriate legend specifying that such share is non-transferable and subject to the restrictions set forth in the Plan. If any shares of Restricted Stock become nonforfeitable, the Company shall cause such shares to be issued or reissued without such legend.

9. Stock Appreciation Rights.
(a) Grant of Stock Appreciation Rights. When granted, Stock Appreciation Rights may, but need not, be identified with shares of Stock subject to a specific Option, specific shares of Restricted Stock, or specific Performance Units of the Grantee (including any Option, shares of Restricted Stock, or Performance Units granted on or before the Grant Date of the Stock Appreciation Rights) in a number equal to or different from the number of Stock Appreciation Rights so granted. If Stock Appreciation Rights are identified with shares of Stock subject to an Option, shares of Restricted Stock, or Performance Units, then, unless otherwise provided in the applicable Award Agreement, the Grantee’s associated Stock Appreciation Rights shall terminate upon (i) the expiration, termination, forfeiture, or cancellation of such Option, shares of Restricted Stock, or Performance Units, (ii) the exercise of such Option or Performance Units, or (iii) the nonforfeitability of such shares of Restricted Stock.
(b) Exercise of Stock Appreciation Rights. Each Stock Appreciation Right shall be exercisable to the extent the Option with which it is identified, if any, may be exercised, to the extent the Restricted Stock with which it is identified, if any, is nonforfeitable, or to the extent the Performance Unit with which it is identified, if any, may be exercised, unless otherwise provided by the Committee. Stock Appreciation Rights shall be exercised by delivery to the Company of written notice of intent to exercise a specific number of Stock Appreciation Rights. Unless otherwise provided in the applicable Award Agreement, the exercise of Stock Appreciation Rights which are identified with shares subject to an Option, shares of Restricted Stock, or Performance Units shall result in the cancellation or forfeiture of such Option, shares of Restricted Stock, or Performance Units, as the case may be, to the extent of such exercise.
(c) Benefit for Stock Appreciation Rights. The benefit for each Stock Appreciation Right exercised shall be equal to the difference between: (i) the Fair Market Value of a share of Stock on the date of such exercise and (ii) an amount equal to: (A) for any Stock Appreciation Right identified with an Option, the Option Price of such Option, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount, or (B) for any other Stock Appreciation Right, the Fair Market Value of a share of Stock on the Grant Date of such Stock Appreciation Right, unless the Committee in the grant of the Stock Appreciation Right specified a higher amount; provided that the Committee, in its discretion, may provide that the benefit for any Stock Appreciation Right shall not exceed a stated percentage (which may exceed 100%) of the Fair Market Value of a share of Stock on such Grant Date. The benefit upon the exercise of a Stock Appreciation Right shall be payable in cash, except that the Committee, with respect to any particular exercise, may, in its discretion, pay benefits wholly or partly in Stock.
10. Performance Units.
(a) Grant of Performance Units.
(i) In connection with the grant of any Performance Unit, the Committee shall: (A) determine performance goals (“Performance Goals”) applicable to such grant, (B) designate a period for the measurement of the extent to which Performance Goals are attained, which period may begin prior to the Grant Date (the “Measuring Period”), and (C) assign a “Performance Percentage” to each level of attainment of Performance Goals during the Measuring Period, with the percentage applicable to minimum attainment being zero percent (0%) and the percentage applicable to maximum attainment (which may exceed 100%) to be determined by the Committee from time to time.
(ii) In establishing Performance Goals, the Committee may consider such performance factor or factors as it deems appropriate, including share price, revenue, net revenue, EBITDA, Adjusted EBITDA; EBITDA before certain charges, net income EBITDA, Adjusted EBITDA, EBITDA before certain changes, cash flow (whether pre-tax or after tax), growth in net income or cash flow, earnings per share, growth of earnings per share, market share, market penetration, return on equity, return on assets, return on capital; or Aribtron or other ratings. The Performance Goals may include minimum and optimum objectives, a single set of objectives or multiple sets of objectives. The Committee may, at any time, in its discretion, modify Performance Goals in order to facilitate their attainment for any reason, including recognition of unusual or nonrecurring events affecting the Company or a Subsidiary or changes in applicable laws, regulations or accounting principles. If a Grantee is promoted, demoted, or transferred to a different business unit of the Company during a performance period, the Committee may adjust or eliminate the Performance Goals as it deems appropriate.

(b) Benefit of Performance Units. Except as otherwise provided in Section 13, the benefit for each Performance Unit shall be an amount equal to the product of (i) the Fair Market Value of a Share of Stock on the Grant Date of the Performance Unit multiplied by (ii) the Performance Percentage attained during the Measuring Period for such Performance Unit.
(c) Form and Timing of Payment. As soon as practicable following the completion of the Measuring Period applicable to outstanding Performance units, the Committee will certify in writing the extent to which the applicable Performance Goals have been attained and the resulting final value of the Award earned by each Grantee of Performance Units for that Measuring Period. Payment of the benefit for a Grantee’s Performance Units shall be made by the fifteenth (15th) day of the third (3rd) month following the end of the calendar year or Company’s fiscal year (whichever ends later) in which the Measuring Period ends for such Performance Units. The benefit shall be payable in cash, except that the Committee, with respect to any particular Award of Performance Units, may, in its discretion, pay the benefit wholly or partly in Stock. The number of shares of Stock payable in lieu of cash shall be determined by valuing the Stock at its Fair Market Value on the business day next preceding the date on which such benefit is to be paid.
(d) Termination of Employment. If a Grantee has a Termination of Employment for any reason prior to the end of the Measuring Period with respect to an Award of Performance Units, the Grantee shall forfeit any and all right to payment of any benefit with respect to such Performance Units.
11. No Employment Rights. Neither the establishment of the Plan, nor the granting of any Award shall be construed to (i) give any Grantee the right to remain employed by or affiliated with the Company or any of its Subsidiaries or to any benefits not specifically provided by the Award Agreement, or (ii) in any manner modify the right of the Company or any of its Subsidiaries to modify, amend, or terminate this Plan or any of its employee benefit plans. No obligation of the Company or any of its Subsidiaries as to the length of any Grantee’s employment by or affiliation with the Company or any Subsidiary shall be implied by the terms of the Plan, any grant of an Award hereunder or any Award Agreement. The Company and its Subsidiaries reserve the same rights to terminate employment of or sever its relationship with any Grantee as existed before the Grant Date.
12. Non-Transferability.
(a) Except as permitted by the Committee in writing or as provided in the applicable Award Agreement, each Award (other than Restricted Stock) granted hereunder shall by its terms not be assignable or transferable other than by will or the laws of descent and distribution and may be exercised, during the Grantee’s lifetime, only by the Grantee. Each share of Restricted Stock shall be non-transferable until such share becomes nonforfeitable.
(b) Notwithstanding the provisions of subsection (a), a Grantee may transfer an award through a gift or a domestic relations order, otherwise than for value, to a Family Member (any recipient in such a transfer, an “Eligible Transferee”). For purposes of this subsection (b), the following transactions are not transfers for value: (i) a transfer under a domestic relations order in settlement of marital property rights; and (ii) a transfer to an entity in which more than fifty percent (50%) of the voting interests are owned by Family Members (or the Grantee) in exchange for an interest in the entity. An Award that is transferred to a Family Member shall not be transferable by such Family Member, except for (i) a transfer to another Family Member of the original Grantee, or (ii) a transfer by such Family Member’s will or by the laws of descent and distribution upon the death of the Family Member.
(c) In the event that a Grantee transfers an Award to an Eligible Transferee under this Section 12, the Award transferred to the Eligible Transferee must be exercised by such Eligible Transferee and, in the event of the death of such Eligible Transferee, by such Eligible Transferee’s executor or administrator only in the same manner, to the same extent and under the same circumstances (including, without limitation, the time period within which the Award must be exercised) as the Grantee or, in the event of the Grantee’s death, the executor or administrator of the Grantee’s estate, could have exercised such Award. The Grantee, or in the event of the Grantee’s death, the Grantee’s estate, shall remain liable for all federal, state, city and local taxes applicable upon the exercise of an Award by an Eligible Transferee.

13. Effects of a Change in Control. The terms and provisions of this Section 13 shall apply upon the occurrence of a Change in Control only if the Committee shall have determined that this Section 13 shall be applicable. The Committee shall give written notice to the Grantees of such a determination and the date on which such determination is made. After the occurrence of a Change in Control following the date on which such determination is made, then:
(a) General. Subject to Section 17 but notwithstanding Section 11 or any other provisions of the Plan: (i) all Options, Stock Appreciation Rights, and Performance Units granted under the Plan shall immediately be fully exercisable; and (ii) all shares of Restricted Stock shall immediately be nonforfeitable and freely transferable.
(b) Benefit. The benefit, if any, payable with respect to any Performance Unit for which the Measuring Period has not ended shall be equal to the product of: (i) the Fair Market Value of a share of Stock on the Grant Date of the Performance Unit multiplied successively by each of the following; (ii) a fraction, the numerator of which is the number of months (including as a whole month any partial month) that have elapsed since the beginning of such Measuring Period until the date of such Change in Control, and the denominator of which is the number of months (including as a whole month any partial month) in the Measuring Period; and (iii) a percentage equal to the greater of (A) the target percentage, if any, specified in the applicable Award Agreement, or (B) the maximum percentage, if any, that would be earned under the terms of the applicable Award Agreement assuming that such rate at which the performance goals have been achieved as of the date of the Change in Control would continue until the end of the Measuring Period.
14. Notification under Section 83(b). If the Committee has not, on the Grant Date or any later date, prohibited such Grantee from making the following election, and a Grantee shall, in connection with the exercise of any Option, or the grant of any share of Restricted Stock, make the election permitted under Section 83(b) of the Code (i.e., an election to include in such Grantee’s gross income in the year of transfer the amounts specified in Section 83(b) of the Code), such Grantee shall notify the Company of such election within 10 days of filing notice of the election with the Internal Revenue Service, in addition to any filing and notification required pursuant to regulations issued under the authority of Section 83(b) of the Code.
15. Mandatory Withholding Taxes. Whenever under the Plan, cash or shares of Stock are to be delivered upon exercise or payment of an Award or upon a share of Restricted Stock becoming nonforfeitable, or any other event with respect to rights and benefits hereunder, the Company shall be entitled to require as a condition of delivery (i) that the Grantee remit an amount sufficient to satisfy all federal, state and local withholding tax requirements related thereto, (ii) the withholding of such sums from compensation otherwise due to the Grantee or from any shares of Stock due to the Grantee under the Plan, or (iii) any combination of the foregoing.
16. Elective Share Withholding.
(a) Election by Grantee. Subject to Section 16(b) and unless prohibited by the Award Agreement, a Grantee may elect the withholding (“Share Withholding”) by the Company of a portion of the shares of Stock otherwise deliverable to such Grantee upon the exercise or payment of an Award or upon a share of Restricted Stock’s becoming nonforfeitable (each a “Taxable Event”) having a Fair Market Value equal to: (i) the minimum amount necessary to satisfy required federal, state, or local withholding tax liability attributable to the Taxable Event; or (ii) with the Committee’s prior approval, a greater amount, not to exceed the estimated total amount of such Grantee’s tax liability with respect to the Taxable Event.
(b) Restrictions. Each Share Withholding election by a Grantee shall be made in writing in a form acceptable to the Committee and shall be subject to the following restrictions: (i) a Grantee’s right to make such an election shall be subject to the Committee’s right to revoke such right at any time before the Grantee’s election if the Committee has reserved the right to do so in the Award Agreement; (ii) the Grantee’s election must be made before the date (the “Tax Date”) on which the amount of tax to be withheld is determined; (iii) the Grantee’s election shall be irrevocable by the Grantee; and (iv) in the event that the Tax Date is deferred until six months after the delivery of Stock under Section 83(b) of the Code, the Grantee shall receive the full amount of Stock with respect to which the exercise occurs, but such Grantee shall be unconditionally obligated to tender back to the Company the proper number of shares of Stock on the Tax Date.

17. Termination of Employment.
(a) Restricted Stock. Except as otherwise provided by the Committee on or after the Grant Date, a Grantee’s shares of Restricted Stock that are forfeitable shall be forfeited upon the Grantee’s Termination of Employment.
(b) Options and Stock Appreciation Rights. If a Grantee has a Termination of Employment for Cause, any unexercised Option or Stock Appreciation Right shall terminate upon the Grantee’s Termination of Employment. If the Grantee has a Termination of Employment for any reason other than Cause, then any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of the Grantee’s Termination of Employment, may be exercised in whole or in part, not later than the later of (A) the 180th day following the date of the Grantee’s Termination of Employment or (B) the 30th day following the last day for which the Grantee is entitled to severance payments under the Company’s or any Subsidiary’s personnel policies, except that (i) if the Grantee’s Termination of Employment is caused by the death of the Grantee, then any unexercised Option or Stock Appreciation Right shall vest on the date of the Grantee’s death, and may be exercised, in whole or in part, at any time within one year after the Grantee’s death by the Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution; (ii) if the Grantee’s Termination of Employment is on account of the Disability of the Grantee, then any unexercised Option or Stock Appreciation Right shall vest on the date of the Termination of Employment and may be exercised, in whole or in part, as if such Termination of Employment had not occurred; provided that, if the Grantee dies after such Termination of Employment, such Option or Stock Appreciation Right may be exercised, to the extent exercisable on the date of the Grantee’s death, by the deceased Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution within one year after the Grantee’s death, and (iii) if the Grantee’s Termination of Employment results from a sale of the station, magazine or other property at which the Grantee is employed or to which the Grantee provides services, then any unvested Option that was scheduled to vest within one year after the Termination of Employment shall vest on the date of such Termination of Employment.
(c) Exceptions at the Discretion of the Committee. If the Grantee has a Termination of Employment for any reason other than Cause, the Committee may provide on or after the Grant Date (including after a Grantee’s Termination of Employment, but before the expiration of the term specified in the applicable Award Agreement) for one or more of the following: (i) that any unexercised Option or Stock Appreciation Right, to the extent exercisable on the date of such Termination of Employment, may be exercised, in whole or in part, at any time within a period specified by the Committee after the date of such Termination of Employment; (ii) that any Option or Stock Appreciation Right that is not exercisable on or before the date of such Termination of Employment (A) will continue to become exercisable, as if such Termination of Employment had not occurred, after such date for a period specified by the Committee and (B) to the extent such Option or Stock Appreciation Right has become exercisable during such period, may be exercised, in whole or in part, at or before the end of such period; (iii) that any share of Restricted Stock that has not become nonforfeitable on or before the date of such Termination of Employment may become nonforfeitable as if such Termination of Employment had not occurred after such date for a period specified by the Committee; or (iv) that if the Grantee dies after such Termination of Employment and before the expiration of the period specified under clause (i) or (ii) of this Section 17(c), such Option or Stock Appreciation Right may be exercised by the deceased Grantee’s personal representative or by the person to whom the Option or Stock Appreciation Right is transferred by will or the applicable laws of descent and distribution within the specified period after the Grantee’s Termination of Employment, or, if later, within 180 days after the Grantee’s death; provided that if such rights are granted, the Committee may thereafter take actions to limit such rights, but only if such limitation is consented to by the Grantee.
(d) Maximum Extension. Notwithstanding the foregoing, no Award shall be exercisable beyond the lesser of ten (10) years from the Grant Date or the maximum term permitted under the original Award Agreement.
18. Substituted Awards. If the Committee cancels any Award (granted under this Plan, any prior equity incentive plan(s) of the Company, or any plan of any entity acquired by the Company or any of its Subsidiaries), and a new Award is substituted for the canceled Award, then the Committee may, in its discretion, determine the terms and conditions of the new Award,; provided that (i) the new Award shall not contain any terms or conditions that would cause the Award to constitute deferred compensation under Code Section 409A, and (ii) no Award shall be canceled without the consent of the Grantee if the terms and conditions of the new Award to be substituted are not at least as favorable as the terms and conditions of the Award to be canceled.

19. Securities Law Matters.
(a) Legend and Investment Representation. If the Committee deems necessary to comply with the Securities Act of 1933, or any rules, regulations or other requirements of the SEC or any stock exchange or automated quotation system, the Committee may require a written investment intent representation by the Grantee and may require that a restrictive legend be affixed to certificates for shares of Stock, or that the Stock be subject to such stock transfer orders and other restrictions as the Committee may deem necessary or advisable.
(b) Postponement by Committee. If based upon the opinion of counsel for the Company, the Committee determines that the exercise or nonforfeitability of, or delivery of benefits pursuant to, any Award would violate any applicable provision of (i) federal or state securities law or (ii) the listing requirements of any national securities exchange or the requirements of any automated quotation system on which are listed or quoted any of the Company’s equity securities, then the Committee may postpone any such exercise, nonforfeitability or delivery, as the case may be, but the Company shall use reasonable and good faith efforts to cause such exercise, nonforfeitability or delivery to comply with all such provisions at the earliest practicable date. The Committee’s authority under this Section 19(b) shall expire on the date of the first Change in Control to which Section 13 applies.
(c) No Obligation to Register or List. The Company shall be under no obligation to register the Stock with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company shall have no liability for any inability or failure to do so.
20. Funding. Benefits payable under the Plan to any person shall be paid directly by the Company. The Company shall not be required to fund, or otherwise segregate assets to be used for payment of, benefits under the Plan.
21. Rights as a Shareholder. A Grantee shall not, by reason of any Award (other than Restricted Stock) have any right as a shareholder of the Company with respect to the shares of Stock which may be deliverable upon exercise or payment of such Award until such shares have been delivered to such Grantee. Shares of Restricted Stock held by a Grantee or held in escrow by the Company or by an agent of the Company shall confer on the Grantee all rights of a shareholder of the Company, except as otherwise provided in the Plan. The Committee, in its discretion, at the time of grant of Restricted Stock, may permit or require the payment of cash dividends thereon to be deferred and, if the Committee so determines, reinvested in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Stock dividends and deferred cash dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms as apply to the shares with respect to which such dividends are issued. The Committee may, in its discretion, provide for crediting to and payment of interest on deferred cash dividends.
22. Escrow; Pledge of Shares. To enforce any restrictions on a Grantee’s Stock, the Committee may issue the shares in book entry form subject to the applicable restriction or require the Grantee to deposit all certificates representing such Stock, together with stock powers or other instruments of transfer approved by the Committee, appropriately endorsed in blank, with the Company or an agent designated by the Company to hold in escrow until such restrictions have lapsed or terminated, and the Committee may cause a legend or legends referencing such restrictions to be placed on the certificates.
23. Nature of Payments. Unless otherwise determined by the Committee, any and all grants, payments of cash, or deliveries of shares of Stock hereunder shall constitute special incentive payments to the Grantee and shall not be taken into account in computing the amount of salary or compensation of the Grantee for the purposes of determining any pension, retirement, death or other benefits under (i) any pension, retirement, profit-sharing, bonus, life insurance or other employee benefit plan of the Company or any of its Subsidiaries, or (ii) any agreement between the Company or any Subsidiary, on the one hand, and the Grantee, on the other hand, except as such plan or agreement shall otherwise expressly provide.

24. Non-Uniform Determinations. The Committee’s determinations under the Plan need not be uniform and may be made by the Committee selectively among persons who receive, or are eligible to receive, Awards (whether or not such persons are similarly situated). Without limiting the generality of the foregoing, the Committee shall be entitled, among other things, to make non-uniform and selective determinations and to enter into non-uniform and selective Award Agreements as to (i) the identity of the Grantees, (ii) the terms and provisions of Awards, and (iii) the treatment, under Section 17, of Terminations of Employment. Notwithstanding the foregoing, the Committee’s interpretation of Plan provisions shall be uniform as to similarly situated Grantees.
25. Adjustments. The Committee shall make equitable adjustment of: (i) the aggregate numbers of shares of Stock, shares of Restricted Stock and Stock Appreciation Rights, available under Sections 3(a) and 3(b), (ii) the number of shares of Stock or shares of Restricted Stock covered by an Award, (iii) the Option Price, (iv) the Fair Market Value of Stock to be used to determine the amount of the benefit payable upon exercise of Stock Appreciation Rights or Performance Units, and (v) all other matters relating to the Plan and any Awards, including the type of securities or property, if any, to be paid in connection with any Award, all in such manner as may be determined by the Committee in its discretion in order to prevent dilution or enlargement of the rights of any Grantee pursuant to any Award under the Plan, to reflect a stock dividend, stock split, reverse stock split, share combination, recapitalization, reclassification, merger, consolidation, asset spin-off, reorganization, or similar event of or by the Company.
26. Adoption and Shareholder Approval. The Plan shall be approved or ratified by the shareholders of the Company (excluding holders of Stock issued pursuant to this Plan), consistent with applicable laws, including but not limited to Section 162(m)(4)(C) (ii) of the Code, within 12 months before or after the Effective Date. Upon the Effective Date, Awards may be granted pursuant to the Plan; provided, however, that: (i) no Option may be exercised prior to initial shareholder approval of the Plan; (ii) no Option granted pursuant to an increase in the number of shares of Stock approved by the Board shall be exercised prior to the time such increase has been approved by the shareholders of the Company; and (iii) in the event that shareholder approval is not obtained within the time period provided herein, all Awards granted hereunder shall be canceled, any Stock issued pursuant to any Award shall be canceled and any purchase of Stock hereunder shall be rescinded.
27. Nonexclusivity of the Plan. Neither the adoption of the Plan by the Board, the submission of the Plan to the shareholders of the Company for approval, nor any provision of the Plan shall be construed as creating any limitations on the power of the Board or the Committee to adopt such additional compensation arrangements as it may deem desirable, including the granting of stock options and bonuses otherwise than under the Plan, and such arrangements may be either generally applicable or applicable only in specific cases.
28. Amendment and Termination of the Plan. Subject to any applicable shareholder approval requirements of applicable law or the rules of any national securities exchange, stock market or automated quotation service on which the Stock is listed or quoted, the Plan may be amended by the Board at any time and in any respect, except that there shall be no amendment to permit option repricing without shareholder approval. The Plan may also be terminated at any time by the Board and shall terminate automatically on the tenth anniversary of the Effective Date unless earlier terminated by the Board. No amendment or termination of this Plan shall adversely affect any Award granted prior to the date of such amendment or termination without the written consent of the Grantee.
29. Weekends and Holidays. Unless this Section prevents an Option designed to qualify as an Incentive Stock Option under Section 422 of the Code from qualifying as an Incentive Stock Option under Section 422 of the Code or prevents an Award designed to qualify as performance-based compensation under Section 162(m) of the Code from qualifying as performance-based compensation under Section 162(m) of the Code, if any day on which action under the Plan must be taken falls on a Saturday, Sunday or holiday recognized as an official holiday of the Company, such action may be taken on the next succeeding day not a Saturday, Sunday or holiday.
30. Foreign Grantees. Without amending the Plan, Awards may be granted to Grantees who are foreign nationals or employed outside the United States or both, on such terms and conditions different from those specified in the Plan as may, in the judgment of the Committee, be necessary or desirable to further the purposes of the Plan.

31. Interpretation under Section 162(m). Notwithstanding any provision of the Plan to the contrary, the Plan is intended to give the Committee the authority to grant Awards hereunder that qualify as performance-based compensation under Code Section 162(m)(4)(C) and that do not so qualify. Every provision of the Plan shall be administered, interpreted and construed to carry out such intention and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded; and any provision of the Plan that would prevent an Award that the Committee intends to qualify as performance-based pay under Code Section 162(m)(4)(C) from so qualifying shall be administered, interpreted and construed to carry out such intent and any provision that cannot be so administered, interpreted and construed shall to that extent be disregarded.
32. Applicable Law. The validity, construction, interpretation and administration of the Plan and of any determinations or decisions made thereunder, and the rights of all persons having or claiming to have any interest therein or thereunder, shall be governed by, and determined exclusively in accordance with, the laws of the State of Indiana, but without giving effect to the principles of conflicts of laws thereof. Without limiting the generality of the foregoing, the period within which any action arising under or in connection with the Plan must be commenced shall be governed by the laws of the State of Indiana, without giving effect to the principles of conflicts of laws thereof, irrespective of the place where the act or omission complained of took place and of the residence of any party to such action and irrespective of the place where the action may be brought.
33. Construction. The use of the masculine gender shall also include within its meaning the feminine. The use of the singular shall include within its meaning the plural and vice versa.
34. Code Section 409A. All Awards under the Plan are intended to be exempt from the provisions of Code Section 409A, either under Treas. Reg. §1.409A-1(b)(4), in the case of Performance Units, or under Treas. Reg. 1.409A-1(b)(5), in the case of all other Awards. Every provision of the Plan shall be administered, interpreted, and construed to carry out such intention, and any provision that cannot be so administered, interpreted, and construed shall to that extent be disregarded. In the event that, notwithstanding such intent, an Award granted hereunder constitutes “deferred compensation” within the meaning of Code Section 409A, then, notwithstanding any other provision of the Plan or the applicable Award Agreement, (i) any amount that is payable under such Award on account of separation from service to a “specified employee,” as defined in Code Section 409A(a)(2)(B)(i), will not be paid earlier than the date that is six (6) month’s following the specified employee’s separation from service; (ii) the determination of which individuals are “specified employees” will be made in accordance with such rules and practices, consistent with Code Section 409A and interpretive regulations, as are established from time to time by the Board of Directors, or its designee, in its discretion (iii) the Grantee will not be treated as having terminated employment or service until that individual has incurred a separation from service within the meaning of Code Section 409A; (iv) no event will be treated as a Change in Control with respect to that Award unless it constitutes a change in the ownership or effective control of the Company, or in the ownership of a substantial portion of the assets of the Company, within the meaning of Code Section 409A(a)(2)(A)(v); (v) no acceleration of payment will be permitted with respect to the Award; and (vi) to the extent any other terms of the Plan or the applicable Award Agreement would subject the Grantee to gross income inclusion, interest, or additional tax pursuant to Code Section 409A, those terms are to that extent superseded by, and shall be adjusted to the minimum extent necessary to satisfy, the applicable Code Section 409A standards.

ELECTRONIC ACCESS TO FUTURE DOCUMENTS
We are pleased to offer our shareholders the option to access shareholder communications (for example, annual reports and proxy statements) from us or on our behalf over the Internet, instead of receiving those documents in printed form. Your participation is completely voluntary. If you give your consent, we will notify you when material is available over the Internet and provide you with the Internet location where the material is available. Once you give your consent, it will remain in effect until you inform us otherwise.
To give your consent, check the box located at the bottom of the attached proxy card. You may also give your consent by telephone or e-mail as described in the proxy statement.
To enable us to send you notification of shareholder communications by e-mail, please provide your e-mail address in the space at the bottom of the attached proxy card. There is no cost to you for this service other than any charges you may incur from your Internet provider, telephone company and/or cable company. If you have already consented to electronic delivery, you need not consent again.
If you are an Emmis employee or a shareholder who has previously consented to electronic delivery of shareholder communications and have received this proxy card without an accompanying proxy statement and annual report, you may view those documents at the “Investors” section of www.emmis.com.
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EMMIS COMMUNICATIONS CORPORATION
40 Monument Circle
Indianapolis, Indiana 46204
This Proxy is Solicited on Behalf of the Emmis Communications Corporation Board of Directors
The undersigned hereby appoints J. Scott Enright and Patrick M. Walsh, attorneys-in-fact and proxies, with full power of substitution (the “Proxy”), to vote as designated below all shares of Class A Common Stock of Emmis Communications Corporation which the undersigned would be entitled to vote if personally present at the annual meeting of Shareholders to be held on December 17, 2010, at 11:00 a.m., and at any adjournment thereof.

1.	ELECTION OF DIRECTORS FOR A TERM OF THREE YEARS.

☐ FOR all nominees listed below (except as written below) ☐ WITHHOLD AUTHORITY to vote for all nominees

Nominees: Jeffrey H. Smulyan and Greg A. Nathanson

(INSTRUCTION: To withhold authority to vote for any individual nominee, write that nominee’s name in the space below.)

2.	PROPOSAL TO APPROVE THE 2010 EQUITY COMPENSATION PLAN.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

3.	PROPOSAL TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

	☐ FOR	☐ AGAINST	☐ ABSTAIN

4.	In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

☐	I consent to access future shareholder communications released after December 17, 2010 over the Internet as described above and in the proxy statement. My e-mail address is:

(continued on other side)

▼ FOLD AND DETACH HERE ▼

This proxy is solicited on behalf of the Emmis Communications Corporation Board of Directors. This proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR Proposals 1, 2 and 3.
The undersigned acknowledges receipt, prior to the execution of this proxy, of notice of the meeting, a proxy statement, and an annual report to shareholders.

Dated: , 2010

(Signature)

(Signature if held jointly)

Please sign exactly as your name appears below. When shares are held as joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give a full title. If a corporation, please sign in full the corporate name by the president or other authorized officer. If a partnership, please sign in partnership name by authorized person.

IMPORTANT: Please mark, sign, date and return the proxy card promptly using the enclosed envelope
REVOCABLE PROXY